UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Immunomedics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 26, 2011

Dear Fellow Stockholders:

I am pleased to invite you to our 2011 Annual Meeting of Stockholders, which will be held on Wednesday, December 7, 2011, at 10:00 a.m., local time, at our executive offices located at 300 The American Road, Morris Plains, New Jersey 07950. The Annual Meeting is an excellent opportunity to learn more about our business, and research and development efforts, as well as our product pipeline of therapeutic product candidates. I hope you will make every effort to join us at our Annual Meeting.

On the pages after this letter, you will find the notice of our 2011 Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. This year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 27, 2011, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of October 12, 2011, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. If you are a stockholder of record, you may vote over the Internet or by telephone. If you requested a printed copy of the proxy materials by mail, you may mark, date, sign, and mail the proxy card in the envelope provided. You will find voting instructions in the Notice and proxy statement and on the proxy card. If your shares are held in “street name”—that is, held for your account by a broker or other nominee—you will receive instructions from the holder of record, that you must follow for your shares to be voted.

With many thanks for your ongoing support and continued interest in Immunomedics, I am,

Sincerely yours,

CYNTHIA L. SULLIVAN
President and Chief Executive Officer

IMMUNOMEDICS, INC.

300 The American Road

Morris Plains, New Jersey 07950

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

Date		Wednesday, December 7, 2011.

Time		10:00 a.m., local time.

Place		300 The American Road, Morris Plains, New Jersey 07950.

Proposals	1.	Elect seven directors to serve for a term of one year until the 2012 Annual Meeting of Stockholders;

	2.	Hold an advisory vote on executive compensation;

	3.	Hold an advisory vote on the frequency with which our stockholders shall have an advisory vote on executive compensation;

	4.	Ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012; and

	5.	Consider any other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

Record Date		Only stockholders of record at the close of business on the record date, October 12, 2011, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment of the meeting.

Stock Transfer Books		The stock transfer books will remain open between the record date and the date of the Annual Meeting. A complete list of stockholders entitled to vote will be available from our Secretary at our executive offices for a period of 10 days before the Annual Meeting.

This year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 27, 2011, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of October 12, 2011, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

On behalf of the Board of Directors,

PHYLLIS PARKER, Secretary

October 26, 2011

IMMUNOMEDICS, INC.

300 The American Road

Morris Plains, New Jersey 07950

www.immunomedics.com

PROXY STATEMENT—2011 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2011 Annual Meeting of Stockholders of Immunomedics, Inc., a Delaware corporation, including any postponements or adjournments of the meeting. The meeting will be held at our executive offices located at 300 The American Road, Morris Plains, New Jersey 07950, on Wednesday, December 7, 2011, at 10:00 a.m., local time. In this proxy statement, we sometimes refer to Immunomedics, Inc., and our consolidated subsidiaries as “Immunomedics,” the “Company,” “we” or “us.”

We are sending you this proxy statement and related materials in connection with the solicitation of proxies by our Board of Directors.

This year, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 27, 2011, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of October 12, 2011, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 is available on the Internet at www.proxyvote.com or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either write to our Investor Relations Department, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND MARKING, DATING, SIGNING AND RETURNING THE PROXY CARD.

VOTING PROCEDURES

WHO CAN VOTE?	Each share of our common stock that you owned as of the close of business on October 12, 2011, the record date for the 2011 Annual Meeting, entitles you to one vote on each matter to be voted upon at the Annual Meeting. On the record date, there were 75,477,735 shares of Immunomedics common stock issued and outstanding and entitled to vote. Accordingly, there are an aggregate of 75,477,735 votes entitled to be cast at the Meeting.

HOW DO I VOTE?	If your shares are registered directly in your name, you may vote:

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Over the Internet or by Telephone. If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or over the Internet by following the instructions included in the Notice by accessing the Internet at www.proxyvote.com and following the instructions contained on that website. Stockholders with shares registered directly with us may vote (i) by telephone by dialing 1-800-690-6903 (toll free from the United States, Canada and Puerto Rico) or (ii) by Internet at www.proxyvote.com and following the instructions contained on that website. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the Annual Meeting. You must specify how you want your shares voted or your Internet or telephone vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

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By Mail. If you request a printed copy of the proxy materials by mail, mark, date, sign, and return the enclosed proxy card to Broadridge. A postage prepaid envelope addressed to Broadridge will be provided with requested printed proxy materials. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

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In Person at the Meeting. If you attend the meeting, you may vote by completing a ballot, which will be available at the meeting or, if you request a printed copy of the proxy materials, you may deliver your completed proxy card in person.

If your shares are held in “street name” (held for your account by a broker or other nominee) you may vote:

•	Over the Internet or by Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to cast your vote.

•	In Person at the Meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

HOW CAN I CHANGE MY VOTE?	You may revoke your proxy and change your vote at any time before the meeting. To do this, you must do one of the following:

•	Vote over the Internet or by Telephone as instructed above. Only your latest Internet vote is counted.

•	Sign and date a new proxy and submit it as instructed above. Only your latest proxy vote is counted.

•	Attend the meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.

WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone or return your proxy, or attend and vote at the Annual Meeting. If you have misplaced your proxy, you may obtain another by following the instructions provided in the Notice or by accessing the Internet website at www.proxyvote.com and following the instructions contained on that website.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted. Proposal 1, the election of directors, Proposal 2, the advisory vote on executive compensation, and Proposal 3, the frequency of the advisory vote on executive compensation, are not considered routine matters. Proposal 4, the ratification of the independent registered public accounting firm, is currently considered a routine matter. Nonetheless, we encourage you to provide voting instructions to your brokerage firm by submitting your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them.

HOW WILL THE RECENT RULE CHANGES TO DISCRETIONARY BROKER VOTING IMPACT THIS MEETING?

Pursuant to NYSE Rule 452 and corresponding Listed Company Manual Section 402.08, discretionary voting by brokers of shares held by their customers in “street name” is prohibited. If you do not give instructions to your bank or broker within ten days of the Annual Meeting, it may vote on matters that the New York Stock Exchange, or NYSE, determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the ratification of the independent registered public accounting firm is a routine matter while the election of our directors, approval of the compensation of our named executive officers and approval of the frequency of the advisory vote on the compensation of our named executive officers are non-routine matters. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes “FOR” or “AGAINST” any proposal, but will be counted in determining whether there is a quorum for the Annual Meeting. As a result, we strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?	It means that you have more than one account, which may be at the transfer agent, with stockbrokers or otherwise. Please vote over the Internet, or complete and return all proxies for each account to ensure that all of your shares are voted.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?	A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder votes over the Internet or telephone, completes and submits a proxy or is present in person at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER AND HOW ARE VOTES COUNTED?	Proposal 1—Election of Directors.

To elect each director nominee, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the director. If your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm since such matter is no longer considered routine. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes “FOR” or “AGAINST” any proposal, but will be counted in determining whether there is a quorum for the Annual Meeting. You may vote FOR any one or more of the nominees, AGAINST any one or more of the nominees or ABSTAIN from voting FOR or AGAINST any one or more of the nominees. Abstentions are not counted FOR or AGAINST this proposal.

Proposal 2—Advisory Vote on Executive Compensation.

To approve Proposal 2, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. An abstention will have no effect on the outcome of the vote, as it will not be counted as a vote cast. If your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm does not have authority to vote your unvoted shares held by the firm because this matter is considered to be non-routine. If your broker cannot vote your shares on matters such as these because it does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the vote.

Proposal 3—Frequency of the Advisory Vote on Executive Compensation.

The option of three years, two years or one year that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by stockholders. However, because this vote is advisory and is not binding on our Board of Directors, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

Proposal 4—Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012.

To approve Proposal 4, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. An abstention will have no effect on the outcome of the vote, as it will not be counted as a vote cast. If your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm since such matter is considered routine. If your broker cannot vote your shares on any other matter because it does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the vote.

The inspector of election appointed for the 2011 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes, will tabulate all votes.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?	Our Board of Directors recommends that you vote:

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FOR Proposal 1—elect our seven nominees to the Board of Directors for a one-year term ending at the 2012 Annual Meeting of Stockholders or such time as their respective successors are duly elected and qualified;

•	FOR Proposal 2—the advisory vote on executive compensation;

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FOR Proposal 3—for the option of once every three years as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to Item 402 of Regulation S-K; and

•	FOR Proposal 4—ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012.

ARE THERE OTHER MATTERS TO BE VOTED ON AT THE MEETING?	We do not know of any other matters that may come before the Annual Meeting other than the election of directors and ratification of the independent registered public accounting firm. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?	We intend to announce preliminary voting results at the Annual Meeting. We will publish final results in a current report on Form 8-K, which will be filed with the Securities and Exchange Commission, or SEC, no later than four business days following the Annual Meeting. To request a printed copy of our filings with the SEC, please write to Investor Relations, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com You will also be able to find a copy on the Internet through our website at www.immunomedics.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

WHO WILL PAY THE COSTS OF SOLICITING THESE PROXIES?	We will pay the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

HOW CAN I RECEIVE FUTURE PROXY STATEMENTS AND ANNUAL REPORTS OVER THE INTERNET?	As permitted by the rules adopted by the SEC, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we have decided to provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on October 27, 2011, we will begin mailing a Notice to all stockholders of record as of October 12, 2011, and have posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Your election to receive proxy materials by mail or email will remain in effect until you terminate it. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, are also available on our Internet site at www.proxyvote.com. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has nominated seven people to serve as members of the Board of Directors until the 2012 Annual Meeting of Stockholders. Each nominee currently serves as a member of the Board of Directors and, each has previously been elected by our stockholders.

The Board of Directors recommends a vote FOR each of the nominees named below.

Our Board of Directors, upon the recommendation of our Governance and Nominating Committee, voted to nominate Dr. David M. Goldenberg, Ms. Cynthia L. Sullivan, Dr. Morton Coleman, Mr. Brian A. Markison, Ms. Mary E. Paetzold, Mr. Don C. Stark and Mr. Kenneth J. Zuerblis for election at the 2011 Annual Meeting of Stockholders to serve until the 2012 Annual Meeting of Stockholders, or such later date as their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Set forth below are their ages as of October 1, 2011, their offices with us, if any, their principal occupations or employment for the past five years, the length of their tenure as directors, and the names of other public companies in which they serve or served as a member of the Board of Directors. The persons named in the enclosed proxy will vote to elect as directors the seven nominees listed below, unless you indicate on the proxy that your vote should be withheld from, or that you wish to vote against, any or all of these nominees. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors, unless the Board chooses to reduce the number of directors serving on the Board.

NOMINEES FOR DIRECTORS

Dr. David M. Goldenberg	Principal occupation: Chairman of the Board of Directors and Chief Scientific Officer and Chief Medical Officer, Immunomedics, Inc.

Age: 73	Prior business experience:

Director since: 1982	• Founded Immunomedics in 1982.

• Chief Executive Officer from July 1982 through July 1992; February 1994 through May 1998; and July 1999 through March 2001.

• Chief Strategic Officer from July 2003 through June 2007.

• Chief Scientific Officer from March 2001 through June 2003 and from July 2007 to present.

• Chief Medical Officer from July 2007 to present.

• Serves concurrently as the President and Trustee of the Center for Molecular Medicine and Immunology, an independent, non-profit research center.

•     Serves concurrently as the President and Chief Executive Officer of the Garden State Cancer Center, a subsidiary of the Center for Molecular Medicine and Immunology, and a Trustee of the Garden State Cancer Center Foundation.

• Serves concurrently as the Chairman of the Board of IBC Pharmaceuticals, Inc., a majority-owned subsidiary of the Company.

Cynthia L. Sullivan	Principal occupation: President and Chief Executive Officer, Immunomedics, Inc.

Age: 56	Prior business experience:

Director since: 2001	• Joined Immunomedics in 1985.

• President and Chief Executive Officer since March 2001.

• Previously served as President from December 2000 to March 2001; and as Executive Vice President and Chief Operating Officer from June 1999 to December 2000.

• Concurrently serves as President of IBC Pharmaceuticals, Inc.

Public company directorships: From November 2007 to December 2009 served as a director of Urigen Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the development and commercialization of treatments for urological disorders. From September 2002 to July 2007 served as a director of Digene Corp., a leader in molecular diagnostics and women’s health diagnostic markets (which was merged with Qiagen N.V., effective July 30, 2007).

Dr. Morton Coleman	Principal occupation: Clinical Professor of Medicine

Age: 72	Prior business experience:

Director since: 2000	• Director of the Center for Lymphoma and Myeloma in the Division of Hematology Oncology since 1997, at New York Presbyterian Hospital—Cornell Medical Center.

Research and Development Committee	• Clinical Professor of Medicine at the Weill Medical College of Cornell University since 1986.

• Published investigator and opinion leader in hematological malignancies.

Brian A. Markison	Principal occupation: President, Chief Executive Officer and a member of the Board of Directors of Fougera Pharmaceuticals Inc., since July 2011

Age: 52	Prior business experience:

Director since: 2004 Compensation Committee Governance and Nominating Committee Research & Development Committee Lead Outside Director

•    From 2004 to 2011, Mr. Markison served as President and Chief Executive Officer of King Pharmaceuticals, Inc.

•    Previously served as President of Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network Businesses from 2002 until 2004.

•    From 1999 to 2001, Mr. Markison served in various positions, including President, Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network Dupont Integration; Senior Vice President, Licensing and External Development.

Public company directorships: Chairman of the Board of Directors for Rosetta Genomics, Ltd., a leading developer of microRNA-based molecular diagnostics, since April 2011. Member of the Board of Directors for PharmAthene, Inc., a biodefense company developing medical countermeasures against biological and chemical threats, since September 2011. From December 2006 to February 2011 served as Chairman of the Board of Directors of King Pharmaceuticals, Inc., a vertically integrated pharmaceutical company engaged in the development, manufacturing, marketing and sales of branded prescription pharmaceutical products (which was acquired by Pfizer Inc., effective February 28, 2011).

Mary E. Paetzold	Principal occupation: Chief Financial Officer of SMG Indium Resources Ltd., since July 2011

Age: 62	Prior business experience:

Director since: 2001 Audit Committee Compensation Committee Governance and Nominating Committee

•    Adjunct Professor, Cameron School of Business, University of North Carolina – Wilmington from 2008 to 2009.

•    Vice President, Chief Financial Officer, Secretary, and Treasurer of Ecogen, Inc., from 1994 to 2000, member of the Ecogen Board of Directors from 1996 to 1997.

•    Served as audit partner, and as SEC reviewing partner, at KPMG LLP, an independent registered public accounting firm, prior to 1994.

Public company directorships: From February 2003 to July 2011 served as a member of the Board of Directors and Chair of the Audit Committee of Orthovita, Inc., a specialty spine and orthopedic company with orthobiologic and biosurgery products (which was acquired by Stryker Corporation, effective June 27, 2011).

Don C. Stark	Principal occupation: Chief Executive Officer and President of Whistler Associates, Inc., a marketing and strategic planning consulting firm for companies focused on oncology, since 1996

Age: 57	Prior business experience:

Director since: 2005 Audit Committee Governance and Nominating Committee Research and Development Committee

•    From 1980 to 1995, Mr. Stark served in various market research, marketing and business development positions at Bristol-Myers Squibb Oncology Division, Immunex and Repligen, all in the fields of oncology and immunology.

•    From 2002 to the present, he has concurrently served as partner and member of the Board of Directors of Strategic Answers, Inc., a strategic planning consulting firm.

Mr. Kenneth J. Zuerblis	Principal occupation: Executive Vice President and Chief Financial Officer of Savient Pharmaceuticals, Inc., since September 2011

Age: 52	Prior business experience:

Director since: 2010 Audit Committee Compensation Committee

•    From 2008 to 2009, Mr. Zuerblis served as Chief Financial Officer and Senior Vice President of ImClone Systems.

•    From 1994 to 2005, served as Chief Financial Officer and from 1991 to 1994, Corporate Controller of Enzon Pharmaceuticals, Inc.

Public company directorships: From 2008 to 2009, he served on the Board of Directors of XTL Biopharmaceuticals Ltd., a biopharmaceutical company focused on late-stage biopharmaceutical products for unmet medical needs. Since September 2010, Mr. Zuerblis has served on the Board of Directors of Resverlogix Corp., a biotechnology company engaged in the development of novel therapies for important global medical markets.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ELECT EACH OF OUR SEVEN NOMINEES TO THE BOARD OF DIRECTORS FOR A ONE-YEAR TERM UNTIL THE 2012 ANNUAL MEETING OF STOCKHOLDERS.

PROPOSAL 2—ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation commencing with the 2011 Annual Meeting, commonly referred to as a “Say-on-Pay” vote, as well as an advisory vote with respect to whether future Say-on-Pay votes will be held every one, two or three years, which is the subject of Proposal No. 3 in this proxy statement.

The advisory vote on executive compensation is a non-binding vote on the compensation of our “named executive officers,” as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Please read the Compensation Discussion and Analysis section starting on page 30 of this proxy statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2011 compensation of our named executive officers.

The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires that we hold the advisory vote on executive compensation at least once every three years.

The Compensation Committee of our Board of Directors oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. The Compensation Committee has designed the executive compensation program for our named executive officers to meet the following objectives:

•	Ensure executive compensation is aligned with our corporate strategies and business objectives.

•	Reinforce the importance of meeting and exceeding identifiable and measurable goals through superior awards for superior performance.

•	Provide total direct compensation that is competitive in markets in which we compete for management talent in order to attract, retain and motivate the best possible executive talent.

•	Provide an incentive for long-term continued employment with our Company.

•	Reinforce our desired culture and unique corporate environment by fostering a sense of ownership, urgency and overall entrepreneurial spirit.

The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on the Company, our Board of Directors or our Compensation Committee. The outcome of the vote will not require the Company, our Board of Directors or our Compensation Committee to take any action, and will not be construed as overruling any decision by the Company or the Board of Directors.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Stockholders will be asked at the 2011 Annual Meeting to approve the following resolution pursuant to this Proposal No. 2:

RESOLVED, that the stockholders of Immunomedics, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2011 Annual Meeting.

Approval of this resolution requires the affirmative vote of a majority of the shares of Immunomedics’ common stock voted at the 2011 Annual Meeting. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 3—ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In connection with Proposal No. 2 above seeking advisory approval of our executive compensation program, the Dodd-Frank Act also requires that we include in this proxy statement a separate advisory (non-binding) stockholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter. For the reasons described below, our Board of Directors recommends that our stockholders select a frequency of three years, or a triennial vote. We are required to solicit stockholder approval on the frequency of future Say-on-Pay proposals at least once every six years, although we may seek stockholder input more frequently.

Our Board of Directors believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our stockholders. Our Board of Directors believes that, of the three choices, submitting a nonbinding, advisory Say-on-Pay resolution to stockholders every three years is the most appropriate choice. Our compensation program does not change significantly from year to year and is designed to induce performance over a multi-year period. A vote held every three years would be more consistent with, and provide better input on, our long-term compensation, which constitutes a significant portion of the compensation of our named executive officers. Our Board of Directors believes that stockholder feedback every three years will be more useful as it will provide stockholders with a sufficient period of time to evaluate the overall compensation paid to our named executive officers, the components of that compensation and the effectiveness of that compensation. The amount of compensation and mix of components of such compensation in any one year may differ from year to year, and the three year period will provide stockholders with a more complete view of the amount and mix of that compensation. The triennial Say-on-Pay vote will also provide stockholders with the benefit of assessing over a period of years whether the components of the compensation paid to our named executive officers have achieved positive results for the Company. A three-year vote cycle also gives the Board and Compensation Committee sufficient time to thoughtfully consider the results of the advisory vote, to engage with stockholders to understand and respond to the vote results and effectively implement any appropriate changes to our executive compensation policies and procedures.

Our Board of Directors is aware of and took into account views that some have expressed in support of conducting an annual advisory vote on executive compensation. We are aware that some stockholders believe that annual advisory votes will enhance or reinforce accountability. However, we have in the past been, and will in the future continue to be, proactively engaged with our stockholders on a number of topics and in a number of forums. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on the Company’s executive compensation programs. In addition, because our executive compensation programs have typically not changed materially from year to year and are designed to operate over the long-term and to enhance long-term performance, we are concerned that an annual advisory vote on executive compensation could lead to short-term perspective inappropriately bearing on our executive compensation programs. Finally, although we believe that holding an advisory vote on executive compensation every three years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if changes in our compensation programs or other circumstances suggest that a more frequent vote would be appropriate.

We understand that our stockholders may have different views as to what is the best approach for Immunomedics, Inc., and we look forward to hearing from our stockholders on this proposal.

The Board of Directors will continue to engage with stockholders on executive compensation between stockholder votes.

You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, or abstain from voting when you vote in response to the resolution set forth below.

RESOLVED, that the stockholders of Immunomedics, Inc. determine, on an advisory basis, that the frequency with which the stockholders of the Company shall have an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC, is:

Choice 1—every year;

Choice 2—every two years;

Choice 3—every three years; or

Choice 4—abstain from voting.

The option of three years, two years or one year that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by stockholders. However, because this vote is advisory and is not binding on our Board of Directors, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

This vote may not be construed (1) as overruling a decision by the Company or our Board of Directors or (2) to create or imply any change or addition to the fiduciary duties of the Company or our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF ONCE EVERY THREE YEARS AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K. STOCKHOLDERS ARE NOT VOTING TO APPROVE OR DISAPPROVE THE BOARD OF DIRECTORS’ RECOMMENDATION. STOCKHOLDERS MAY CHOOSE AMONG THE FOUR CHOICES INCLUDED IN THE RESOLUTION SET FORTH ABOVE.

PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, with the approval of the Board of Directors, has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012. Ernst & Young LLP has been engaged by us to audit our consolidated financial statements since July 2002.

Ernst & Young LLP has advised our Audit Committee that it is “independent” of us within the meaning of Rule 2-01 of SEC Regulation S-X, as amended.

A description of the services provided by Ernst & Young LLP, and the fees we paid for such services, can be found under the heading “Independent Registered Public Accounting Firm” on page 56 of this proxy statement.

The affirmative vote of a majority of the shares voted at the 2011 Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. In the event the stockholders do not ratify Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

A representative of Ernst & Young LLP is expected to be present at our Annual Meeting. This representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2012.

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 1, 2011 for: (i) the executive officers named in the Summary Compensation Table on page 40 of this proxy statement; (ii) each of our directors and director nominees; (iii) all of our current directors and executive officers as a group; and (iv) each stockholder known by us to own beneficially more than five percent (5%) of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.

The SEC deems shares of common stock that may be acquired by an individual or group by November 29, 2011 (60 days after October 1, 2011) pursuant to the exercise of options, warrants or other convertible securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such securities are not deemed to be outstanding for the purpose of computing the percentage ownership of any other stockholder shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage ownership is based on 75,477,735 shares of common stock outstanding on October 1, 2011.

Name of beneficial owner**	Number of shares ***	Percentage of common stock***
Dr. David M. Goldenberg(1)	8,368,075	10.7%
Cynthia L. Sullivan(2)	8,430,285	10.8%
Dr. Morton Coleman(3)	266,500	*
Brian A. Markison(4)	105,000	*
Mary E. Paetzold(5)	123,300	*
Don C. Stark(6)	90,000	*
Kenneth J. Zuerblis(7)	34,167	*
Gerard G. Gorman(8)	466,831	*

All Directors and Executive Officers as a group (8 persons)(9)	9,668,712	12.2%

FMR LLC(10)	9,498,937	12.6%
82 Devonshire Street Boston, MA 02109
The Vanguard Group, Inc.(11)	4,079,839	5.4%
100 Vanguard Blvd. Malvern, PA 19355
Black Rock, Inc.(12)	4,067,922	5.4%
40 East 52nd Street New York, NY 10022

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
**	Except as noted, the address of each of person listed in the above table is c/o Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950. All information in the table is based upon reports filed with the SEC or upon the 2011 Questionnaire for Directors, Officers and Five Percent Stockholders submitted to us in connection with the preparation of this proxy statement.
***	Included with each share of common stock is a Preferred Share Purchase Right to acquire one one-thousandth of a share of our Series G Junior Participating Preferred Stock, par value $0.01 per share, which Preferred Share Purchase Rights are not presently exercisable.
(1)

Consists of (i) 4,100,804 shares held by Dr. Goldenberg; (ii) 96,438 shares held by Ms. Sullivan, Dr. Goldenberg’s wife; (iii) 190,000 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 421,334 shares held by Dr. Goldenberg as beneficial owner of three grantor retained annuity trusts; (v) 641,659 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held by our majority-owned subsidiary, IBC Pharmaceuticals, Inc., of which Dr. Goldenberg is a director; (vii) 11,200 shares as to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 1,470,313 shares which may be acquired by Dr. Goldenberg upon exercise of options to purchase shares of common stock; (ix) 1,181,250 shares which may be acquired by Ms. Sullivan upon exercise of options to purchase shares of common stock; (x) 152,629 shares as to which Dr. Goldenberg has sole voting power pursuant to an agreement with Hildegard Gruenbaum Katz (his former wife); and (xi) 67,723 shares held by David M. Goldenberg Dynasty Trust. Dr. Goldenberg disclaims beneficial ownership with respect to an aggregate of 2,185,624 shares as listed in items (ii), (v), (vi), (vii), (ix), (x) and (xi) of the previous sentence. The aggregate number of shares beneficially owned by Dr. Goldenberg does not include 200,000 restricted stock units granted to Dr. Goldenberg on August 24, 2011 for his services as an Officer of the Company, nor does it include 25,000 restricted stock units granted to Ms. Sullivan on July 18, 2008, 43,750 restricted stock units granted to Ms. Sullivan on June 10, 2009 and 150,000 restricted stock units granted to Ms. Sullivan pursuant to the Company’s 2006 Stock Incentive Plan for her services as President and Chief Executive Officer of the Company, all of which have not vested.
(2)	Consists of (i) 96,438 shares held by Ms. Sullivan; (ii) 4,100,804 shares held by Dr. Goldenberg, Ms. Sullivan’s husband; (iii) 190,000 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 421,334 shares held as a trustee of three grantor retained annuity trusts for the benefit of Dr. Goldenberg; (v) 641,659 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held IBC Pharmaceuticals, Inc., of which Ms. Sullivan is President; (vii) 11,200 shares to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 1,470,313 shares which may be acquired by Dr. Goldenberg upon exercise of options to purchase shares of common stock; (ix) 1,181,250 shares which may be acquired by Ms. Sullivan upon exercise of options to purchase shares of common stock; (x) 214,839 shares held as trustee of Escalon Foundation; and (xi) 67,723 shares held by David M. Goldenberg Dynasty Trust. Ms. Sullivan disclaims beneficial ownership with respect to an aggregate of 6,320,938 shares as listed in items (ii), (iv), (v), (vi), (vii), (viii) (x) and (xi) of the previous sentence. The aggregate number of shares beneficially owned by Ms. Sullivan does not include 25,000 restricted stock units granted to Ms. Sullivan on July 18, 2008, 43,750 restricted stock units granted to Ms. Sullivan on June 10, 2009 and 150,000 restricted stock units granted to Ms. Sullivan on August 24, 2011 pursuant to the Company’s 2006 Stock Incentive Plan for her services as President and Chief Executive Officer of the Company, nor does it include 200,000 restricted stock units granted to Dr. Goldenberg for his services as an Officer of the Company, all of which have not vested.
(3)	Consists of (i) 15,000 shares held by Dr. Coleman; (ii) 60,250 shares held by Dr. Coleman’s wife; (iii) 6,250 shares held by certain of his grandchildren; and (iv) 185,000 shares which may be acquired by him upon the exercise of options to purchase shares of common stock. The aggregate number of shares beneficially owned by Dr. Coleman does not include 5,000 restricted stock units granted to Dr. Coleman on December 1, 2010 pursuant to the Company’s 2006 Stock Incentive Plan for his services as a Director of the Company, which have not vested.
(4)	Consists of 15,000 shares held directly by Mr. Markison and 90,000 shares that may be acquired upon the exercise of options to purchase shares of common stock. The aggregate number of shares beneficially owned by Mr. Markison does not include 5,000 restricted stock units granted to Mr. Markison on December 1, 2010 pursuant to the Company’s 2006 Stock Incentive Plan for his services as a Director of the Company, which have not vested.
(5)	Consists of 15,000 shares held directly by Ms. Paetzold, 3,300 shares held in her individual retirement account and 105,000 shares that may be acquired upon the exercise of options to purchase shares of common stock. The aggregate number of shares beneficially owned by Ms Paetzold does not include 5,000 restricted stock units granted to Ms. Paetzold on December 1, 2010 pursuant to the Company’s 2006 Stock Incentive Plan for her services as a Director of the Company, which have not vested.
(6)	Consists of 15,000 shares held directly by Mr. Stark and 75,000 shares that may be acquired upon the exercise of options to purchase shares of common stock. The aggregate number of shares beneficially owned by Mr. Stark does not include 5,000 restricted stock units granted to Mr. Stark on December 1, 2010 pursuant to the Company’s 2006 Stock Incentive Plan for his services as a Director of the Company, which have not vested.

(7)	Consists of 4,167 shares held directly by Mr. Zuerblis and 30,000 shares held by Mr. Zuerblis that may be acquired upon the exercise of options to purchase shares of common stock. The aggregate number of shares beneficially owned by Mr. Zuerblis does not include 5,000 restricted stock units granted to Mr. Zuerblis on December 1, 2010 pursuant to the Company’s 2006 Stock Incentive Plan for his services as a Director of the Company, which have not vested.
(8)	Consists of 46,831 shares held directly by Mr. Gorman and 420,000 shares that may be acquired upon the exercise of options to purchase shares of common stock. The aggregate number of shares beneficially owned by Mr. Gorman does not include 12,500 restricted stock units granted to Mr. Gorman on July 18, 2008, 26,250 restricted stock units granted to Mr. Gorman on June 15, 2009 and 20,000 restricted stock units granted to Mr. Gorman on August 24, 2011 pursuant to the Company’s 2006 Stock Incentive Plan for his services as an Officer of the Company, which have not vested.
(9)	See Notes 1-8 above.
(10)	This information is based solely on a Form 13F report by FMR, LLC for the quarter ended June 30, 2011. FMR LLC. an investment company registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 9,498,937 shares or 12.6% of the Common Stock outstanding of Immunomedics, Inc., as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 9,498,937 shares owned by the Funds. Neither FMR LLC nor Edward C. Johnson 3rd, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(11)	All information relating to The Vanguard Group, Inc. is based on information disclosed in a Form 13F holdings report filed by The Vanguard Group, Inc. with the Securities and Exchange Commission on August 10, 2011. According to that filing, The Vanguard Group, Inc. has the sole power to vote, or direct the vote of 3,964,529 shares and the sole power to dispose, or direct the disposition of 115,310 shares.
(12)	This information is based solely on Form 13F holdings reports by BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors for the quarter ended June 30, 2011. BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors are the beneficial owners of 2,043,572 shares and 2,024,350 shares, respectively, of the Common Stock outstanding of Immunomedics, Inc. In aggregate, the two companies are the beneficial owners of 5.4% of the Common Stock outstanding of Immunomedics, Inc. BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors are institutional investment managers subject to Section 13(f) of the Securities Exchange Act of 1934 and the rules promulgated thereunder. BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors are subsidiaries of BlackRock, Inc. The securities positions reported by BlackRock Institutional Trust Company, N.A., and BlackRock Fund Advisors are also being reported on behalf of BlackRock, Inc. However, BlackRock, Inc. does not exercise, and therefore disclaims investment discretion, with respect to any Section 13(f) securities positions over which BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors exercise discretion. Prior to a name change which was effective 12/01/2009, BlackRock Institutional Trust Company, N.A. and BlackRock Fund Advisors reported for 13F purposes as Barclays Global Investors N.A. and Barclays Global Fund Advisors, respectively.

OUR CORPORATE GOVERNANCE

Our Commitment to High Corporate Governance Standards

We believe that in order for Immunomedics to achieve real business success while also creating value for our stockholders, it is essential that we maintain a commitment to excellence in corporate governance and an environment of the highest ethical standards. Our Board of Directors is committed to high governance standards and to continually work to improve them. During the past year, we have reviewed our corporate governance practices. We also reviewed with our legal counsel and other professional advisors the rules of the SEC, as well as other proposed SEC rules and regulations and listing requirements of the NASDAQ Global Market. We have also compared our governance practices against those identified as best practices by various authorities and other public companies.

Role of Our Board of Directors

Our Board of Directors currently consists of seven members, although we regularly seek additional qualified candidates to consider joining the Board of Directors. The Board of Directors monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It appoints senior management and oversees succession planning and senior management’s performance and compensation. The Board of Directors oversees Immunomedics’ long and short term strategic and business planning, and conducts a year-long process that culminates in Board of Directors review and approval each year of a business plan, a capital expenditures budget and other key financial and business objectives.

Members of the Board of Directors keep informed about our business and operations through discussions with the Chairman and other members of our senior management team, by reviewing materials provided to them on a regular basis as well as in preparation for Board of Directors and committee meetings, and by actively participating in meetings of the Board of Directors and its committees. We regularly review key portions of our business with the Board of Directors, including our clinical and pre-clinical development programs. We also make it a practice to introduce our senior executives to the Board of Directors so that the Board of Directors can become familiar with our key talent.

In fiscal 2011, the Board of Directors met six times. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which such director served.

Directors are encouraged, but are not required, to attend our Annual Meeting of Stockholders. Dr. Goldenberg, Ms. Sullivan, Dr. Coleman, Mr. Markison, Ms. Paetzold, Mr. Stark and Mr. Zuerblis attended the Company’s 2010 Annual Meeting of Stockholders.

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our directors and director nominees, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Our Board of Directors is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience serving on other companies’ boards, which provides an understanding of different business processes, challenges and strategies facing boards and other companies. Certain of our directors have experience as senior management of pharmaceutical and biotechnology companies which brings unique perspectives to the Board of Directors. Further, our directors also have other experience that makes them valuable members, such as prior experience with financing transactions or mergers and acquisitions that provides insight into issues faced by companies.

The following highlights the specific experience, qualification, attributes and skills of our individual directors, or director nominees, that have led our Governance and Nominating Committee to conclude that these individuals should serve on our Board of Directors:

Brian A. Markison, our lead independent director, brings extensive research and development, manufacturing and sales experience in the pharmaceuticals and life sciences industries as President, Chief Executive Officer and a member of the Board of Directors of Fougera Pharmaceuticals Inc. Mr. Markison also serves as the Chairman of the Board of Directors for Rosetta Genomics, Ltd., and a Director for PharmAthene, Inc.

Dr. Morton Coleman, a Director of the Center for Lymphoma and Myeloma at New York Presbyterian Hospital and a published investigator and opinion leader in hematological malignancies, brings over 20 years of clinical expertise in the fields of hematology and oncology.

Mary E. Paetzold, has over 35 years of experience in accounting, internal controls and finance functions and is Chief Financial Officer of SMG Indium Resources Ltd.

Don C. Stark, brings extensive expertise in the fields of oncology and immunology both in marketing and sales through his experience with Bristol-Meyers Squibb, Immunex, Repligen and most recently through his position as President and Chief Executive Officer of Whistler Associates, Inc., a marketing and strategic planning consulting firm focused on the field of oncology.

Kenneth J. Zuerblis, has over 25 years of accounting, financial and public company experience in the pharmaceuticals and life sciences industries and is the Executive Vice President and Chief Financial Officer of Savient Pharmaceuticals, Inc.

Cynthia L. Sullivan, our President and Chief Executive Officer, has over 25 years of biopharmaceutical research and development experience in the fields of oncology and immunology. Additionally, Ms. Sullivan brings extensive public company experience through her past director positions with Urigen Pharmaceuticals, Inc. and Digene Corp. Ms. Sullivan currently serves as a member of Board of Trustees for the HealthCare Institute of New Jersey, a trade association for the research-based pharmaceutical and medical technology industry in New Jersey.

Dr. David M. Goldenberg, our founder, Chairman of the Board of Directors, Chief Scientific Officer and Chief Medical Officer, brings over 40 years of research and development experience in the fields of oncology and immunology. Dr. Goldenberg, a pioneer in the development of radiolabeled antibodies for various applications in the detection, diagnosis and therapy of cancer, has received numerous professional awards and recognition from scientific bodies in the United States and around the world.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors evaluates its leadership structure and role in risk oversight on an ongoing basis. Since March 2001, our leadership structure has divided the Chairman of the Board of Directors, and the President and Chief Executive Officer roles into two positions. Currently, Dr. David M. Goldenberg, our founder, serves as Chairman of the Board, Chief Scientific Officer and Chief Medical Officer, while Cynthia L. Sullivan serves as our President and Chief Executive Officer. Dr. Goldenberg and Ms. Sullivan are married. Since 2009, our Board of Directors has also designated a lead independent director who acts as the leader of the independent directors of the Board of Directors and as chairperson of the executive sessions of our independent directors, serves as a non-exclusive intermediary between the independent directors and management, including our Chairman of the Board of Directors and President and Chief Executive Officer, provides input to the Chairman in planning agendas for meetings and facilitates discussions among the independent directors as appropriate between Board meetings. Currently, Mr. Markison serves as our lead independent director. Our Board of Directors determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company, the current stage of development of our product candidates and other relevant factors. After considering these factors, our Board of Directors has determined that the individual roles of Chairman of the Board of Directors, and President and Chief Executive Officer, along with a lead independent director, is an appropriate board leadership structure for our company at this time.

The Board of Directors is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. Through our President and Chief Executive Officer, and other members of management, the Board of Directors receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board of Directors in its oversight role by receiving periodic reports regarding our risk and control environment.

Business Ethics and Compliance

Our Board of Directors has a Company-wide ethics awareness program and an enhanced compliance program that has been communicated to all employees. We have adopted a code of ethics for our CEO and senior financial officers, which complies with Item 406(b) of SEC Regulation S-K and is available on our Internet site at www.immunomedics.com. In addition, all of our directors, officers and employees must act ethically and in accordance with our Code of Business Conduct (the “Code of Business Conduct”). The Code of Business Conduct satisfies the definition of “code of ethics” under the rules and regulations of the SEC and the standards of the NASDAQ Global Market, and is available on our Internet site at www.immunomedics.com.

Review and Approval of Related Person Transactions

Our Code of Business Conduct has certain policies and procedures for the review, approval or ratification of transactions involving us and any executive officer, director, director nominee, 5% stockholder and certain of their immediate family members (each of whom we refer to as a “related person”). The policy and procedures cover any transaction involving a related person (a “related person transaction”) in which the related person has a material interest and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

Any proposed related person transaction must be reported to the Company’s President and CEO or the Senior Vice President of Finance and CFO (the “Compliance Officers”). The policy calls for the transaction to be reviewed by the Compliance Officer and, if deemed appropriate, approved by the Board of Directors of the Company (or an authorized committee of the Board of Directors). The transaction should be approved in advance whenever practicable. If not practicable, the Compliance Officers, and, if deemed appropriate, the Board of Directors will review, and may, if deemed appropriate, ratify the related person transaction.

A related person transaction will be considered approved or ratified if it is authorized by the Compliance Officers and the Board of Directors (or an authorized committee of the Board of Directors) of the Company after full disclosure of the related person’s interest in the transaction. In considering related person transactions, the Compliance Officers and the Board of Directors (or an authorized committee of the Board of Directors) will consider any information considered material to investors and the following factors:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the transaction;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and

•	the purpose and potential benefit to us of the transaction.

Independence of Non-Employee Directors

Good corporate governance requires that a majority of the Board of Directors consist of members who are “independent”. There are different measures of director independence—independence under listing standards of the NASDAQ Global Market, under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Board of Directors has recently reviewed information about each of our non-employee directors and determined that each of, Mr. Brian A. Markison, Ms. Mary E. Paetzold, Mr. Don C. Stark and Mr. Kenneth J. Zuerblis are deemed “independent” under applicable law and the listing standards of the NASDAQ Global Market, and accordingly if all seven nominees are elected to the Board of Directors at the 2011 Annual Meeting of Stockholders, we will have a majority of independent directors on our Board.

The Board of Directors has determined that Dr. Morton Coleman, one of our outside directors since 2000, is not deemed to be “independent” by virtue of his association with Weill Medical College of Cornell University, which is currently conducting clinical trials on the Company’s behalf.

Brian A. Markison, a member of the Board of Directors since 2004, was elected to serve as the Lead Outside Director, for which he is entitled to receive additional compensation as described further below in the section titled “Director Compensation.”

Communications with Directors

Stockholders and other interested parties may communicate directly with any director, including any non-management member of the Board of Directors, by writing to the attention of such individual at the following address: Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950.

Communications that are intended for the non-management directors generally should be marked “Personal and Confidential” and sent to the attention of the Chair of the Governance and Nominating Committee. The Chair will distribute any communications received to the other non-management member(s) to whom the communication is addressed. Communications that are intended for the whole Board should be sent to the attention of the Company’s Secretary.

Committees of the Board

The Board currently has four standing committees: an Audit Committee; a Compensation Committee; a Governance and Nominating Committee; and a Research and Development Committee. Copies of the charters of the Audit Committee as adopted by our Board of Directors, Compensation Committee as adopted by our Board of Directors and the Governance and Nominating Committee as adopted by our Board of Directors are attached to this proxy statement as Appendix A, Appendix B and Appendix C, respectively, and can be found on our Internet site www.immunomedics.com. The Board is also empowered to appoint from time to time ad hoc committees to address specific matters.

AUDIT COMMITTEE

Members in Fiscal 2011	Responsibilities	Meetings in Fiscal 2011
Ms. Paetzold, Mr. Stark & Mr. Zuerblis	The Audit Committee consists entirely of independent directors as defined by the listing standards of the NASDAQ Global Market. Its primary functions are to assist the Board of Directors in monitoring the integrity of our financial statements, our systems of internal control, and the appointment, independence and performance of our independent registered public accounting firm. The Audit Committee is responsible for pre-approving any engagements of our independent registered public accounting firm for non-audit services. The Audit Committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports and our ethics and compliance processes.	6

	At each Audit Committee meeting, the Audit Committee members meet with Immunomedics’ independent registered public accounting firm without management present. As part of the regular quarterly Audit Committee meetings, representatives of management, the independent registered public accounting firm and the Audit Committee members meet to review the financial statements prior to the public release of earnings.

	The Board of Directors has determined that each current member and proposed member of the Audit Committee satisfies the independence standards for Audit Committee membership as set forth in Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder. In addition, the Board of Directors has determined that Ms. Paetzold satisfies the SEC’s criteria for an “audit committee financial expert.”

	Ms. Paetzold, Mr. Stark and Mr. Zuerblis were members of the Audit Committee for the entire fiscal 2011. You may find a more detailed description of the functions of the Audit Committee in the Audit Committee charter which can be found on our website www.immunomedics.com.

	Please see also the Audit Committee Report below.

COMPENSATION COMMITTEE

Members in Fiscal 2011	Responsibilities	Meetings in Fiscal 2011
Mr. Markison, Ms. Paetzold & Mr. Zuerblis

The Compensation Committee consists entirely of directors who (i) are “Non-employee Directors” for purposes of Rule 16b-3 under the Exchange Act; (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iii) are “independent” in accordance with the listing standards of the NASDAQ Global Market. Its primary responsibilities are to oversee compensation and employee benefit matters and management performance. The Compensation Committee reviews and determines the salaries for corporate officers and key employees and reviews and determines, by grade levels, employees who are eligible to participate in our incentive compensation plans. The Compensation Committee also oversees management of the 2006 Stock Incentive Plan, as amended, including the granting and certain terms of stock options, and all other compensation and benefit plans. The Compensation Committee also oversees salary grade administration for all our employees, which is used for establishing merit increases and starting salaries for new employees and is the basis for compensation reviews for all officers, including the Chief Executive Officer. When deemed appropriate, the Compensation Committee also consults with independent outside advisors for guidance on executive compensation issues. Our Compensation Committee also monitors and evaluates the adequacy and market competitiveness of our compensation plans and programs and determines whether these plans and programs create incentives for a particular employee group to take actions which could put the Company at undue risk. The charter of the Compensation Committee, which describes all of the Compensation Committee’s responsibilities, is posted on our website at www.immunomedics.com. Mr. Markison, Ms. Paetzold and Mr. Zuerblis were members of the Compensation Committee for the entire fiscal 2011.

8
Please see also the Compensation Committee Report below.

GOVERNANCE AND NOMINATING COMMITTEE

Members in Fiscal 2011	Responsibilities	Meetings in Fiscal 2011
Mr. Markison, Ms. Paetzold & Mr. Stark	The Governance and Nominating Committee (the “G&N Committee”) is responsible for Board governance issues. The G&N Committee also recommends individuals to serve as directors and will consider nominees recommended by stockholders. The G&N Committee, will consider nominees recommended by our stockholders for election to the Board of Directors at the 2012 Annual Meeting of Stockholders, provided that any such recommendation is submitted in writing not less than 60 days nor more than 120 days before the anniversary date of the 2011 Annual Meeting of Stockholders, to the G&N Committee, c/o the Secretary of Immunomedics, at our principal executive offices, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee to serve. In recommending candidates, the G&N Committee seeks individuals who possess broad training and experience in business, finance, law, government, medicine, immunology, molecular biology, management or administration and considers factors such as personal attributes, geographic location and special expertise complementary to the background and experience of the Board of Directors as a whole. The G&N Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, the G&N Committee values diversity on our Board of Directors and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees.	4

	In accordance with NASDAQ Rule 5605(e), which requires the G&N Committee to consist solely of independent directors, the G&N Committee is comprised of Mr. Markison, Ms. Paetzold and Mr. Stark, who are each deemed to be independent in accordance with the listing standards of the NASDAQ Global Market. Mr. Markison, Ms. Paetzold and Mr. Stark were members of the G&N Committee for the entire fiscal 2011. The charter of our Governance and Nominating Committee can be found on our website at www.immunomedics.com.

RESEARCH AND DEVELOPMENT COMMITTEE

Members in Fiscal 2011	Responsibilities	Meetings in Fiscal 2011
Dr. Coleman, Mr. Markison & Mr. Stark	The Research and Development Committee (the “R&D Committee”) oversees all of our research and development programs, and in addition to reviewing budgets and plans for preclinical as well as clinical trials, meets regularly with our Chief Scientific Officer concerning our product candidate pipeline. Dr. Coleman, Mr. Markison and Mr. Stark were members of the R&D Committee for the entire fiscal 2011.	4

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in fiscal 2011 were Mr. Markison, Ms. Paetzold and Mr. Zuerblis. No member of the Compensation Committee was at any time during fiscal 2011, or formerly, an officer or employee of Immunomedics, or any subsidiary of Immunomedics. No executive officer of Immunomedics has served as a director or member of the Board of Directors or the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of or member of our Board of Directors or our Compensation Committee.

Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Immunomedics, so that they will serve free from undue concerns for liability for actions taken on behalf of Immunomedics. This indemnification is required under our corporate charter. We also maintain an insurance policy intended to help us meet our obligations under our indemnification covenants.

DIRECTOR COMPENSATION

We do not pay directors who are also Immunomedics employees any additional compensation for their service as a director. We do compensate our non-employee directors for their service as a director. Below we show the compensation paid to our non-employee directors in fiscal 2011.

Fiscal 2011 Director Compensation Table

The following table shows the compensation paid to our non-employee directors for their Board service during fiscal 2011:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Morton Coleman, M.D.	25,821	15,800	22,542	—	—	—	64,163
Brian A. Markison	62,524	15,800	33,813	—	—	—	112,137
Mary E. Paetzold	44,913	15,800	22,542	—	—	—	83,255
Don C. Stark	33,049	15,800	22,542	—	—	—	71,391
Kenneth J. Zuerblis	37,185	15,800	22,542	—	—	—	75,527

(1)	Consists of amounts described under “Cash Compensation for 2011.”
(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the determination of grant date fair value of option awards in accordance with FASB ASC Topic 718, see Note 7 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

Cash Compensation

Each director who is not an employee of Immunomedics receives:

Fees*	Fiscal 2011*	For each:
Basic retainer:	$25,000	Fiscal year
Lead Outside Director	$50,000	Fiscal year
Chairman of the Audit Committee	$12,000	Fiscal year
Member of the Audit Committee	$5,000	Fiscal year
Chairman of the Compensation Committee	$6,500	Fiscal year
Member of the Compensation Committee	$3,000	Fiscal year
Chairman of the Governance & Nominating Committee	$3,000	Fiscal year
Member of the Governance & Nominating Committee	$1,000	Fiscal year

*	We also reimburse non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

Stock Compensation

Our non-employee directors also participate in Immunomedics’ 2006 Stock Incentive Plan, as amended, referred to herein as (the 2006 Stock Incentive Plan). Each individual who is first elected or appointed as a non-employee director is automatically granted, on the date of such initial election or appointment, 22,500 nonqualified stock options (only if the annual equity retainer has not been provided). Initial option grants are fully vested on the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant, a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the non-employee director’s cessation of service on account of the director’s death.

In addition to the foregoing initial grants, each individual who continues to serve as a non-employee director on the date of each annual stockholders meeting will automatically receive an additional annual grant of up to 10,000 nonqualified stock options (15,000 nonqualified stock options for the lead outside director), and up to 5,000 restricted stock units, or RSUs. The 2006 Stock Incentive Plan administrator (the Compensation Committee) will determine the actual number of nonqualified stock options and RSUs at the time of each such annual grant. Annual option grants are fully vested on the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant, a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the non-employee director’s cessation of service on account of the director’s death. Annual RSU grants vest in full upon the earlier of (i) the director’s completion of one year of service as a non-employee director from the date of grant, or (ii) the director’s continuation in service through the day immediately preceding the next annual stockholders meeting following the date of grant. Notwithstanding the foregoing, annual RSU grants will immediately vest upon a non-employee director’s cessation of service as a non-employee director by reason of death or permanent disability and upon a change in control or hostile take-over of the Company.

Option and RSU Grants to Non-Employee Directors During Fiscal Year 2011

During fiscal year 2011, the following non-employee directors were granted options to purchase shares of common stock and RSUs. All option and RSU grants listed below were made under the 2006 Stock Incentive Plan, as amended.

	Stock Options			RSUs
Director	Number of Shares Underlying Options Granted	Grant Date	Exercise Price Per Share	Number of Shares Underlying Stock Awards (RSUs) Granted	Grant Date
Morton Coleman, M.D.	10,000	12/01/2010	$3.16	5,000	12/01/2010
Brian A. Markison	15,000	12/01/2010	$3.16	5,000	12/01/2010
Mary E. Paetzold	10,000	12/01/2010	$3.16	5,000	12/01/2010
Don C. Stark	10,000	12/01/2010	$3.16	5,000	12/01/2010
Kenneth J. Zuerblis	10,000	12/01/2010	$3.16	5,000	12/01/2010

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information regarding our executive officers. With the exception of Dr. Goldenberg and Ms. Sullivan, whose employment agreements are described in detail below, executive officers are at-will employees.

Name	Age	Position(s) with the Company
Cynthia L. Sullivan	56	President and Chief Executive Officer
Dr. David M. Goldenberg	73	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer
Gerard G. Gorman	60	Senior Vice President Finance and Chief Financial Officer

Ms. Cynthia L. Sullivan has been employed by Immunomedics since October 1985, and has served as our President and Chief Executive Officer since March 2001. She previously served as the Company’s President from December 2000 to March 2001 and as Executive Vice President and Chief Operating Officer from June 1999 to December 2000. Prior to joining Immunomedics, Ms. Sullivan was employed by Ortho Diagnostic Systems, Inc., a subsidiary of Johnson & Johnson. Ms. Sullivan’s educational background includes: a B.S. from Merrimack College, North Andover, Massachusetts, followed by a year of clinical internship with the school of Medical Technology at Muhlenberg Hospital, Plainfield, New Jersey, resulting in a M.T. (ASCP) certification in 1979. Ms. Sullivan completed a M.S. degree in 1986 from Fairleigh Dickinson University, where she also received her M.B.A. in December 1991. Ms. Sullivan also serves as President of our majority owned subsidiary, IBC Pharmaceuticals, Inc. From September 2002 to July 2007, Ms. Sullivan served as a member of the Board of Directors of Digene Corp., a company that develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases. Effective July 30, 2007 Digene Corp was merged with Qiagen N.V. From November, 2007 to December 2009, Ms. Sullivan served as a member of the Board of Directors of Urigen Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the development and commercialization of treatments for urological disorders. As of May 2009, Ms. Sullivan also serves as a member of Board of Trustees for the HealthCare Institute of New Jersey, a trade association for the research-based pharmaceutical and medical technology industry in New Jersey.

Dr. David M. Goldenberg founded Immunomedics in July 1982, and has served continuously since that time as the Chairman of our Board of Directors. He also currently serves as our Chief Scientific Officer and Chief Medical Officer, having been our Chief Strategic Officer from July 2003 to July 2007. Dr. Goldenberg previously served as our Chief Executive Officer from July 1982 through July 1992, from February 1994 through May 1998 and from July 1999 through March 2001. He also serves as Chairman of the Board of Directors of IBC Pharmaceuticals, Inc., a subsidiary of Immunomedics. Dr. Goldenberg is a graduate of the University of Chicago College and Division of Biological Sciences (B.S.), the University of Erlangen-Nuremberg (Germany) Faculty of Natural Sciences (Sc.D.), and the University of Heidelberg (Germany) School of Medicine (M.D.). He has written or co-authored approximately 1,700 journal articles, book chapters and abstracts on cancer research, detection and treatment, and has researched and written extensively in the area of radioimmunodetection and radioimmunotherapy using radiolabeled antibodies. In addition to his position with Immunomedics, Dr. Goldenberg is President and a Trustee of the Center for Molecular Medicine and Immunology (“CMMI”), an independent non-profit research center, and its clinical unit, the Garden State Cancer Center. In 1985 and again in 1992, Dr. Goldenberg received an “Outstanding Investigator Grant” award from the National Cancer Institute for his work in radioimmunodetection, and in 1986 he received the New Jersey Pride Award in Science and Technology. Dr. Goldenberg was honored as the ninth Herz Lecturer of the Tel Aviv University Faculty of Life Sciences. In addition, he received the 1991 Mayneord 3M Award and Lectureship of the British Institute of Radiology and in 2002, the Elis Bervin Lectureship and Medal from the Swedish Medical Society and the Swedish Oncology Society for his contributions to the development of radiolabeled monoclonal antibodies used in the imaging and treatment of cancer. The International Society for Oncodevelopmental Biology and Medicine

named Dr. Goldenberg the co-recipient of the 1994 Abbott Award. In 2005, he received the Paul Aebersold Award from the Society of Nuclear Medicine and was named the Inventor of the Year by the Research and Development Council of New Jersey. Maryann Liebert Inc., publisher of Genetic Engineering News, nominated Dr. Goldenberg in 2006 for the Forbes Enterprise Award for outstanding achievements in the scientific community.

Gerard G. Gorman has served as our Senior Vice President Finance and Chief Financial Officer since June 2006 and Vice President, Finance and Chief Financial Officer from September 2001 until June 2006. From 1996 to 2001, Mr. Gorman was employed by the Animal Health Division of Pfizer Inc., where he was Vice President, Finance and Information Technology and Chief Financial Officer. While at Pfizer, Mr. Gorman directed strategic and long-range financial planning as well as negotiations related to acquisitions, divestitures and outsourcing of support operations. Mr. Gorman previously held a variety of other senior positions at Pfizer, including: Senior Director, Corporate Treasury Operations; Director, Administration—International Pharmaceuticals Group; Director, Finance/Assistant Treasurer International; and Manager, Benefit Financing/Senior Financial Analyst. Mr. Gorman completed a B.A. in economics from Fairfield University and received his M.B.A. from Adelphi University. Mr. Gorman also serves as a member of the Board of Directors of the Northern Ireland Children’s Enterprise and as a member of the Board of Trustees of the Mianus River Gorge Preserve.

Dr. Goldenberg and Ms. Sullivan are husband and wife. There are no other family relationships between directors, executive officers or other employees.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the principles underlying our compensation policies and decisions and the principal elements of compensation paid to our executive officers during fiscal year 2011. Our Chief Executive Officer (the “CEO”), Chief Scientific Officer and Chief Medical Officer, and the Chief Financial Officer will be referred to as the “named executive officers” for purposes of this discussion.

Executive Summary

Our overarching compensation goal is to motivate, recruit and retain executive officers in a manner that promotes superior executive performance and successful financial results for us while aligning the interests of the executive officers with the long-term interests of our stockholders. We believe this is accomplished through the following principles and processes that we follow in establishing executive compensation:

•	We benchmark executive officer compensation against a set peer group of comparably sized public companies in the pharmaceutical industry.

•

We target compensation between the 25th and 75th percentiles for base salary and annual cash incentive amounts. Our compensation model is flexible to be adjusted upward or downward in the case of exceptional performance or as circumstances warrant in the discretion of the Compensation Committee.

•

We primarily structure our total compensation in the form of base salary, annual short-term cash incentive awards, long-term equity incentive awards, benefits and perquisites and change in control and other severance benefits.

•

Our compensation structure seeks to align our executives’ compensation with our long-term growth and success by rewarding the discovery and development of new product candidates, the advancement of our existing pipeline of therapeutic product candidates and the strategic partnering for further clinical development and commercialization of our product candidates.

•	We maintain severance and change in control arrangements in place for our executives comparable to other companies in our peer group.

•

We seek to maintain a conservative cash utilization rate in order to advance our product candidates in various market conditions. We believe this approach has allowed us to continue advancing our pipeline of therapeutic product candidates and technologies during the current economic downturn.

Compensation Objectives and Philosophy

The Compensation Committee of our Board of Directors (the “Compensation Committee”) is responsible for reviewing and approving the compensation payable to our named executive officers and other key employees. As part of such process, the Compensation Committee seeks to accomplish the following objectives with respect to our executive compensation programs:

•	Motivate, recruit and retain executives capable of meeting our strategic objectives;

•	Provide incentives to ensure superior executive performance and successful financial results for us; and

•	Align the interests of executives with the long-term interests of stockholders.

The Compensation Committee seeks to achieve these objectives by:

•	Establishing a compensation structure that is both market competitive and internally fair;

•	Linking a substantial portion of compensation to our achievement of financial objectives and the individual’s contribution to the attainment of those objectives;

•	Providing risk for underachievement and upward leverage for overachievement of goals; and

•	Providing long-term equity-based incentives.

Setting Executive Compensation

In fiscal year 2011, the Compensation Committee engaged James F. Reda & Associates, a Division of Gallagher Benefit Services (“James F. Reda”), an independent executive compensation consulting firm, to provide competitive compensation data and general advice on our compensation programs and policies for executive officers. During fiscal year 2011, James F. Reda performed a market analysis of the compensation paid by comparably sized publicly traded biopharmaceutical companies and provided it to the Compensation Committee. In addition, the CEO provided the Compensation Committee with a detailed review of the performance of the other named executive officers and made recommendations to the Compensation Committee with respect to the compensation packages for those officers for the 2011 fiscal year. The Compensation Committee consulted with James F. Reda regarding the CEO’s recommendations.

In determining the compensation of each named executive officer, the Compensation Committee considered a number of factors, including recent Company and individual performance, the CEO’s recommendations as to named executive officers other than the CEO, cost of living in the New York/New Jersey area, and internal pay equity. The Compensation Committee also considered competitive compensation data received from James F. Reda detailing the 25th percentile, median, and 75th percentile of (i) base salary; (ii) target annual cash compensation (i.e., salary + target cash incentive); (iii) long-term equity incentive awards; and (iv) target total direct compensation (i.e., salary + target cash incentive + long-term equity incentives); for executive officer positions among a group of peer companies and assessed how similar compensation arrangements for the named executive officers compare to its peers. Based on James F. Reda market analysis, the Compensation Committee considers base salary within the range of the 25th percentile and the 75th percentile of our peer group to be competitive and appropriate for the named executive officers. Cash incentive levels among our peer group were used to establish target cash incentive compensation for our named executive officers. The Compensation Committee did not, however, tie cash compensation to potential values realizable from option grants to measure total target direct compensation as a means to determine the option grants it authorizes. There is no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components. Instead, the Compensation Committee determines the mix of compensation for each executive officer based on its review of the competitive data and its subjective analysis of that individual’s performance and contribution to our strategic goals. We believe our approach to compensation assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. We believe our approach to compensation reflects sound risk management practices and does not encourage excessive risk-taking.

The peer group used for competitive comparisons in fiscal year 2011 reflects companies with which we compete for talent. Base salary, cash incentives and long-term equity incentive awards were benchmarked to these companies. The peer group data was obtained from Kenexa’s CompAnalyst Executive® and consisted of the following twenty-seven companies:

Company	Reported Fiscal Year	Revenue ($ in millions)	Net Income (Loss) ($ in millions)	Market Capitalization (2/28/2011) ($ in millions)
Affymax Inc.	2009	114.9	(76.5)	162.4
Allos Therapeutics Inc.	2010	35.2	(77.4)	351.9
Ariad Pharmaceuticals Inc.	2010	179.0	85.2	762.6
Biocryst Pharmaceuticals Inc.	2009	74.6	(13.5)	195.0
Cornerstone Therapeutics Inc.	2010	125.3	6.2	138.2
Cytokinetics Inc.	2009	81.5	24.5	103.4
Dendreon Corp.	2010	48.1	(439.5)	4.952.5
Dyax Corp.	2010	51.4	(24.5)	169.4
Enzon Pharmaceuticals Inc.	2010	97.9	177.2	628.2
Exelixis Inc.	2010	185.0	(92.3)	1,363.1
Human Genome Sciences Inc.	2010	157.4	(233.2)	4,730.9
Immunogen Inc.	2010	13.9	(50.9)	613.0
Inspire Pharmaceuticals Inc.	2009	92.2	(40.0)	334.4
Mannkind Corp.	2010	0.1	(170.6)	477.9
Nabi Biopharmaceuticals	2010	35.0	0.9	240.3
Neurocrine Biosciences Inc.	2010	33.5	(8.0)	370.5
NPS Pharmaceuticals Inc.	2010	89.4	(31.4)	522.6
PDL Biopharma, Inc.	2010	345.0	91.9	775.2
Progenics Pharmaceuticals Inc.	2009	48.9	(30.6)	186.7
Regeneron Pharmaceuticals Inc.	2010	459.1	(104.5)	3,183.7
Rigel Pharmaceuticals Inc.	2010	125.0	37.9	364.5
Seattle Genetics Inc.	2010	107.5	(66.3)	1,653.4
Spectrum Pharmaceuticals Inc.	2009	38.0	(19.0)	339.5
SuperGen Inc.	2010	53.0	16.3	179.1
VIVUS Inc	2009	50.0	(54.3)	618.0
Xenoport Inc.	2009	34.3	(66.3)	251.0
XOMA Ltd.	2009	98.4	0.6	149.0

75th Percentile		119.9	3.5	695.4
50th Percentile		81.5	(30.6)	364.5
25th Percentile		43.0	(71.4)	190.8
Immunomedics	2010	60.9	37.0	275.8
Immunomedics Percentile Rank		44%	88%	36%

Components of Compensation

For the 2011 fiscal year, our executive compensation program included the following components:

•	Base salary;

•	Annual short-term cash incentives;

•	Long-term equity incentive awards;

•	Special benefits and perquisites; and

•	Change in control and other severance arrangements.

Base Salary

It is the Compensation Committee’s objective to set a competitive rate of annual base salary for each named executive officer. The Compensation Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their executive officers with a guaranteed annual component of compensation that is not subject to performance risk. Base salary levels are designed to recognize an individual’s ongoing contribution, to be commensurate with an individual’s experience and organization level and to be competitive with market benchmarks. The Compensation Committee has worked with James F. Reda to establish and understand such market benchmarks. Increases in annual salaries are also based on demonstrated levels of competency in skill, effectiveness and leadership, and by comparing how an individual has performed essential job requirements against what was envisioned with the position. The Compensation Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each named executive officer’s contributions in light of all such criteria. Based upon such criteria and using the compensation data provided by James F. Reda, the Compensation Committee approved a 3.93% salary increase from 2011 for Ms. Sullivan and Dr. Goldenberg. The Committee believes the increase would result in such executive officers’ salaries being at or near the median base salaries for comparable executive positions at our peer group companies and reasonably consistent with the average percentage increase in salaries by our peers. The table below shows fiscal year 2011 and fiscal year 2012 base salary rates for each named executive officer:

Name	Title	2011 Salary	2012 Salary	% Increase
Cynthia L. Sullivan	President and Chief Executive Officer	$558,600	$580,553	3.93%

Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer	$525,000	$545,633	3.93%

Gerard G. Gorman	Senior Vice President Finance and Chief Financial Officer	$306,180	$306,180	0.00%

Annual Short-Term Cash Incentives

As part of their compensation package, our named executive officers have the opportunity to earn annual cash incentive awards. We do not have a formal incentive or bonus plan for our named executive officers that ties annual cash incentives or bonuses with base salary to create target annual cash compensation. Cash incentive awards are designed to reward superior executive performance while reinforcing our short-term strategic operating goals. If warranted in special circumstances, individual one-time discretionary cash incentives may also be awarded to our named executive officers during the course of the year.

Each named executive officer has a target cash incentive opportunity that, in the case of Ms. Sullivan and Dr. Goldenberg, is determined in accordance with their respective employment agreements, or is otherwise set by the Compensation Committee each year based on its comparison of the total compensation opportunity of our named executive officers against the total compensation opportunity of similarly situated executives at the companies identified above. In assessing the total compensation opportunity, the Compensation Committee also takes into account the named executive officer’s relative experience in his or her position and in the industry generally and our overall financial position. For fiscal year 2011, the target cash incentive level set for each of our named executive officers was 30% of base salary, with potential payouts ranging from 0% to 150% of the target amount depending upon the level of achievement of performance goals.

Each year, in considering annual cash incentive awards, the Compensation Committee evaluates the annual performance of the individual executives, focusing on the executive’s performance in his or her area or areas of functional responsibility relative to the achievement of our annual corporate goals and other significant corporate accomplishments. Cash incentive awards are based on achievement of pre-established Company objectives and individual goals established by the Compensation Committee in consultation with the CEO for each named executive officer and, for named executive officers other than the CEO, a subjective review of that individual’s performance relative to our overall priorities and strategies.

Our strategic plan and individual performance targets include successful partnering transactions and other strategic plan metrics, operational and financial metrics, regulatory compliance metrics, and delivery of specific programs, plans, and budgetary objectives identified by the Compensation Committee.

In fiscal year 2011, our strategic plan focused on:

•	Advancing our pipeline of therapeutic product candidates and technologies;

•	Strengthening the price-per-share value of our common stock; and

•	Securing financing to insure a sufficient cash position.

The Compensation Committee weighs each of the individual performance goals established for the named executive officers separately when evaluating each named executive officer’s performance and awarding actual cash incentive amounts. Performance goals that are in the executive’s area or areas of functional responsibility are weighted heavier than others. Weighting is determined by the Compensation Committee when approving the annual goals and objectives. The actual amount of cash incentive paid is entirely discretionary; the Compensation Committee does not establish threshold levels that a named executive officer must attain before a cash incentive is awarded.

In fiscal year 2011, Ms. Sullivan’s individual performance goals were established to focus on her areas of responsibility which, in her capacity as our President and CEO, centered around her ability to advance our pipeline of therapeutic product candidates and technologies, implement and manage our short- and long-term strategic plan and maintain stockholder confidence in management and the Company. In addition, Ms. Sullivan’s specific performance goals included:

•	Commence Phase III registration trials of veltuzumab in non-Hodgkin’s lymphoma;

•	Continuing patient enrollment into an expanded Phase Ib/II study of yttrium-90-labeled clivatuzumab in combination with gemcitabine for patients with advanced pancreatic cancer;

•	Meeting with FDA to discuss pivotal trial designs for clivatuzumab in pancreatic cancer;

•	Enrolling patients into Phase I/II studies of milatuzumab in chronic lymphocytic leukemia and non-Hodgkin’s lymphoma;

•	Enrolling patients into a Phase I/II study of milatuzumab-doxorubicin for the treatment of multiple myeloma; and

•	Launching a Phase I/II clinical trial combining veltuzumab with yttrium-90-labeled epratuzumab in patients with aggressive non-Hodgkin’s lymphoma.

In fiscal year 2011, Dr. Goldenberg’s individual performance goals were established to focus on his areas of responsibility which, in his capacity as our Chief Medical Officer and Chief Scientific Officer, centered around his ability to design, implement and manage our clinical and pre-clinical research and development activities and maintain the effectiveness of patent and proprietary protections over our pipeline of therapeutic product candidates and technologies.

In fiscal year 2011, Mr. Gorman’s individual performance goals were established to focus on his areas of responsibility, which in his capacity as our Senior Vice President, Finance and Chief Financial Officer , centered on his ability to develop, implement and manage our financial strategic plan, ensure compliance with federal and state securities reporting requirements, strengthen our cash position, maintain stockholder confidence in management of the Company and manage relationship with licensing partners to strengthen our cash position.

Based on the Compensation Committee’s assessment of the performance of each of the named executive officers and our overall performance, the actual cash incentive paid for fiscal year 2011 was at or near the target level for Ms. Sullivan and Dr. Goldenberg, and below the target level for Mr. Gorman.

With respect to Ms. Sullivan, the Compensation Committee determined that Ms. Sullivan achieved her performance goals of (i) continuing and expanding patient enrollment into the Phase Ib/II study of yttrium-90-labeled clivatuzumab in combination with gemcitabine for patients with advanced pancreatic cancer; (ii) seeking FDA’s input into pivotal trial designs for clivatuzumab in pancreatic cancer; (iii) continuing patient enrollment into Phase I/II studies of milatuzumab in chronic lymphocytic leukemia and non-Hodgkin’s lymphoma; (iv) continuing patient enrollment into Phase I/II study of milatuzumab-doxorubicin for the treatment of multiple myeloma; (v) launching a Phase I/II clinical trial combining veltuzumab with yttrium-90-labeled epratuzumab in patients with aggressive non-Hodgkin’s lymphoma; and (vi) initiating a Phase I/II study of labetuzumab-SN-38 for the treatment of colorectal cancer; and that achievement of such goals advanced our pipeline of therapeutic product candidates and technologies in accordance with our strategic plan. In addition, Ms. Sullivan strengthened the investment community’s understanding of Immunomedics and our strategies by increasing the number of analysts covering Immunomedics from one to five.

With respect to Dr. Goldenberg, the Compensation Committee determined that Dr. Goldenberg achieved his performance goals by advancing our pipeline of therapeutic product candidates and discovering and developing new product candidates and technologies, including (i) launching a Phase I/II clinical trial combining veltuzumab with yttrium-90-labeled epratuzumab in patients with aggressive non-Hodgkin’s lymphoma; (ii) initiating a Phase I/II study of labetuzumab-SN-38 for the treatment of colorectal cancer; and (iii) expanding the number of active U.S. patents to 180.

With respect to Mr. Gorman, the Compensation Committee determined that Mr. Gorman achieved his performance goals of (i) liquidating our remaining Auction Rate Securities positions; (ii) ensuring our compliance with federal and state securities reporting requirements; (iii) securing the third milestone payment from Nycomed; and (iv) strengthening the price-per-share value of our common stock by increasing the number of analysts covering Immunomedics from one to five; and that achievement of such goals strengthened our cash position and advanced our pipeline of therapeutic product candidates and technologies in accordance with our strategic plan. In addition, Mr. Gorman was successful in obtaining a grant of $2.9 million from the Federal government’s Qualifying Therapeutic Discovery Project program. However, Mr. Gorman did not achieve all of his performance goals due to global macroeconomic conditions that were beyond his control.

Based upon the foregoing, and taking into account the relative significance of each performance goal achieved by our named executive officers, the Compensation Committee awarded our named executive officers the cash incentives detailed in the table below. According to the information supplied by James F. Reda, average annual cash incentives paid to chief executive officers in our peer group for 2011 were approximately 64% of their salaries. Executive officers below the chief executive officer level of companies in our peer group on average received annual cash incentives of 38% of base salaries.

The table below details fiscal year 2011 annual cash incentive targets and actual payouts for each of the named executive officers.

Name	Title	2011 Target Cash Incentive ($)	2011 Target Cash Incentive (% Salary)	2011 Actual Cash Incentive ($)	2011 Actual Cash Incentive (% Salary)
Cynthia L. Sullivan	President and Chief Executive Officer	$167,580	30.0%	$167,580	30.0%

Dr. David M. Goldenberg	Chairman of the Board and Chief Scientific Officer and Chief Medical Officer	$157,500	30.0%	$157,500	30.0%

Gerard G. Gorman	Senior Vice President Finance and Chief Financial Officer	$91,854	30.0%	$25,000	8.0%

The dollar amount of the fiscal year 2012 annual cash incentive targets for Ms. Sullivan and Dr. Goldenberg have been increased as a result of new employment agreements effective July 1, 2011. The table below shows the dollar amount of the fiscal year 2011 and fiscal year 2012 annual target cash incentive for each named executive officer, together with percentage of base salary represented by that target:

Name	Title	2011 Target Cash Incentive ($)	2011 Target Cash Incentive (% Salary)	2012 Target Cash Incentive ($)	2012 Target Cash Incentive (% Salary)
Cynthia L. Sullivan	President and Chief Executive Officer	$167,580	30.0%	$290,277	50%

Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer	$157,500	30.0%	$272,817	50%

Gerard G. Gorman	Senior Vice President Finance and Chief Financial Officer	$91,854	30.0%	$91,854	30%

The table below details, for each named executive officer, the total target cash compensation established by the Compensation Committee for fiscal year 2011, as measured by the sum of salary and target cash incentive, and the total actual cash compensation paid for 2011, as measured by the sum of salary and actual cash incentive.

Name	Title	2011 Total Target Compensation ($)		2011 Total Actual Compensation ($)
Cynthia L. Sullivan	President and Chief Executive Officer	$726,180	(1)	$726,180	(2)

Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer	$682,500	(3)	$682,500	(4)

Gerard G. Gorman	Senior Vice President Finance and Chief Financial Officer	$398,034	(5)	$331,180	(6)

(1)	Represents sum of (i) annual salary for 2011 of $558,600 and (ii) target cash incentive for 2011 of $167,580.
(2)	Represents sum of (i) annual salary of $558,600 and (ii) actual cash incentive paid for 2011 of $167,580.
(3)	Represents sum of (i) annual salary for 2011 of $525,000 and (ii) target cash incentive for 2011 of $157,500.
(4)	Represents sum of (i) annual salary of $525,000 and (ii) actual cash incentive paid for 2011 of $157,500.

(5)	Represents sum of (i) annual salary for 2011 of $306,180 and (ii) target cash incentive for 2011 of $91,854.
(6)	Represents sum of (i) annual salary of $306,180 and (ii) actual cash incentive paid for 2011 of $25,000.

Long-Term Incentive Equity Awards

As described above, stock-based incentives are a key component of our executive compensation program and have historically been provided to all of our full-time employees. Employee ownership is a core value of our operating culture. Management and the Compensation Committee believe that stock ownership encourages our executives to create value for our Company over the long term. We also believe that stock ownership promotes retention and affiliation with us by allowing our employees to share in our long-term success while aligning employee and executive interests with those of our stockholders. We have historically used stock options as the vehicle to deliver equity-based compensation, due to their broad-based use in the biopharmaceutical industry, and in part because of their favorable tax and accounting treatment. As a result of changes under FASB ASC Topic 718, Stock—Stock Compensation, that make the accounting treatment of stock options less attractive than had historically been the case relative to other forms of equity-based compensation, we have evaluated the benefits of providing alternative equity-based compensation in the form of restricted stock, restricted stock units (“RSUs”) or other vehicles based on full value shares. Management and the Compensation Committee will continue to monitor changes in the long-term compensation practices of the companies in our peer group and, if appropriate, will re-evaluate alternative equity-based compensation vehicles in future years in light of changing or evolving practices. In certain circumstances, the Compensation Committee may determine that non-equity long-term incentives are preferable to equity-based awards.

Stock options and other long-term equity incentive awards are made under our 2006 Stock Incentive Plan, as amended. Stock options generally have a seven-year term and vest over a number of years based on continued employment. Vesting for stock options awarded to our named executive officers has typically been to vest 25% on the first anniversary of the date of grant and 6.25% on a quarterly basis thereafter, subject to accelerated vesting in certain circumstances. There are no holding requirements for vested stock options. Our stock options are granted at an exercise price equal to the closing price of our common stock on the date of grant. Accordingly, the actual value an executive will realize is tied to future stock appreciation and is therefore aligned with corporate performance and stockholder returns.

Each of our named executive officers has an option or award opportunity. The actual amount of the annual option grant or other award, if any, for each of our named executive officers is determined on a discretionary basis by the Compensation Committee without the use of any formalized mathematical formulas. In determining the amount of the awards, the Compensation Committee evaluates the executive’s performance and contribution to our annual and long-term strategic goals and factors that contribute to overall corporate growth and development and to increasing long-term stockholder value, such as advancement of our pipeline of therapeutic candidates, growth in our intellectual property portfolio, development of our manufacturing and operating capabilities, enhancements to our financial reporting systems and controls, and the successful negotiation of advantageous out-licensing and other collaborative agreements. The Compensation Committee does not assign weightings to the foregoing factors. In addition, the Compensation Committee may, in its discretion, consider both the achievement of the annual Board-approved corporate goals and other significant corporate accomplishments during the year. For our named executive officers other than the CEO, the Compensation Committee also takes into account the recommendations of the CEO in determining the amount of the grant to each named executive officer.

We have historically made grants of stock options to all employees on their date of hire based on salary level and position. All employees, including our named executive officers, are also eligible for subsequent discretionary awards and annual awards granted in recognition of individual and corporate performance during the year. For the most recent year our employees were granted stock options in July 2011 after reviewing fiscal year 2011 performance. Our named executive officers did not participate in the July 2011 stock option grant.

In August 2011, the Compensation Committee granted certain long-term incentive equity awards to our named executive officers after reviewing corporate and individual performance in fiscal year 2011 in the context of the factors which the Compensation Committee believes contributes to overall corporate growth and considering overall compensation of each of our named executive officers in fiscal year 2011. In determining the equity grants to be awarded, the Compensation Committee considered the corporate and individual performance results described under Annual Short-Term Cash Incentives above. Upon evaluation of each named executive officer’s performance in the 2011 fiscal year, the Compensation Committee granted equity incentive awards as follows:

Name	Title	Number of Shares of Common Stock Underlying Stock Options	Number of Shares of Common Stock Underlying RSUs
Cynthia L. Sullivan	President and Chief Executive Officer	—	150,000

Dr. David M. Goldenberg	Chairman of the Board, Chief Scientific Officer and Chief Medical Officer	—	200,000

Gerard G. Gorman	Senior Vice President, Finance and Chief Financial Officer	—	20,000

The RSUs vest with respect to 25% of the underlying shares on the first anniversary of the date of grant and with respect to 6.25% on a quarterly basis thereafter. Upon a change of control all stock options, restricted stock and other equity rights will become fully vested and exercisable.

Fiscal Year 2012 Changes to Equity Awards Program. There are no changes to the Equity Awards Program anticipated for the 2012 fiscal year.

Executive Benefits and Perquisites

The named executive officers also are provided with certain benefits and perquisites. The Committee believes that such benefits are necessary for us to remain competitive and to attract and retain top caliber executive officers because such benefits are typically provided by companies in the biopharmaceutical industry and by other companies with which we compete for executive talent.

We maintain a 401(k) plan for our employees, including our executive officers, to encourage our employees to save some portion of their cash compensation for their eventual retirement. Pursuant to a discretionary employer match, in fiscal year 2011, we matched all employee contributions at 25% of the employee’s contribution up to a limit of 5% of the employee’s eligible compensation up to the IRS imposed limit. The IRS maximum allowable contribution in calendar year 2011 was $16,500, or $22,000 for employees who are 50 years old or older. We also increase our employees’, including our named executive officers’, base salary for the cost of group long-term disability insurance coverage and provide a group life insurance benefit in a coverage amount equal to 100% of the employee’s annual base salary.

Additional Incentive Compensation

In accordance with the terms of Dr. Goldenberg’s employment agreement, Dr. Goldenberg is entitled to receive incentive compensation equal to 1.5% of our Annual Net Revenue (as defined in the agreement) in each year that we record net income. With respect to any fiscal year during Dr. Goldenberg’s employment in which we record an annual net loss, Dr. Goldenberg will receive as an additional incentive compensation payment a sum equal to 0.75% of the total Consideration (as defined in the agreement) we receive from any third party transaction, with certain exceptions. In accordance with the terms of Dr. Goldenberg’s employment agreement, we pay Dr. Goldenberg a minimum of $150,000 during each fiscal year in equal quarterly payments as a credit against any amounts due to Dr. Goldenberg for additional incentive compensation payments.

For the fiscal year ended June 30, 2011, we reported a net loss, therefore in accordance with his employment agreement Dr. Goldenberg received the minimum additional incentive compensation of $150,000 paid quarterly during the 2011 fiscal year. Because we reported net income for the year ended June 30, 2010, we paid Dr. Goldenberg additional incentive compensation of $882,478, of which an aggregate of $150,000 was paid quarterly during the 2010 fiscal year in accordance to the terms of his employment agreement and $732,478 was paid in September 2010. The aggregate compensation value of this benefit in the fiscal years 2011 and 2010 are shown in the “All Other Compensation” column in the Summary Compensation Table included in this proxy statement.

Employment, Severance and Change in Control Agreements

We have employment agreements with Ms. Sullivan and Dr. Goldenberg and a Change in Control and Severance Agreement with Mr. Gorman. These agreements are summarized in the section below entitled “Employment Contracts, Termination of Employment and Change-in-Control Agreements” and the change-in-control and severance arrangements contained in those agreements are discussed in more detail in the section below entitled “Calculation of Potential Payments upon Termination or Change in Control.” We decided to provide severance benefits to recognize accomplishments of executives supporting the approved strategic plan. The change-in-control arrangements are to assure continuity of “key personnel” in a transition period following a change in control of the Company.

IRC Section 162(m) Compliance

As a result of Section 162(m) of the Internal Revenue Code, publicly-traded companies such as the Company are not allowed a federal income tax deduction for compensation, paid to the CEO and the three highest paid executive officers other than the CEO and chief financial officer, to the extent that such compensation exceeds $1 million per officer in any one year and does not otherwise qualify as performance-based compensation. Our 2006 Stock Incentive Plan is structured so that compensation deemed paid to an executive officer in connection with the exercise of a stock option should qualify as performance-based compensation that is not subject to the $1 million limitation. Other awards made under the 2006 Stock Incentive Plan may or may not qualify. Restricted Stock Units granted in 2011 are not considered performance-based compensation, and might not be tax deductable upon vesting. In establishing the cash and equity incentive compensation programs for the named executive officers, it is the Compensation Committee’s view that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Compensation Committee may deem it appropriate to continue to provide one or more named executive officers with the opportunity to earn incentive compensation, including cash incentive programs tied to our financial performance and restricted stock units awards, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. It is the Compensation Committee’s belief that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal year ended June 30, 2011 to (1) our Chief Executive Officer, and (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended June 30, 2011 (collectively, the “named executive officers”). We do not have any other executive officers.

Name and Principal Position	Year	Salary ($)			Bonus ($)	Stock Awards ($)		Option Awards(1) ($)		Non- Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)			Total ($)
Cynthia L. Sullivan	2011		$558,600		—		—		$468,480		$167,580	—		$3,062	(2)		$1,197,722
President and Chief Executive Officer	2010		$558,600		—		—		—		$96,255	—		$3,062	(2)		$657,917
	2009		$532,000		—		$517,000		$382,420		$160,000	—		$14,275	(2)(5)		$1,605,695

Dr. David M. Goldenberg	2011		$525,000	(3)	—		—		$585,600		$157,500	—		$153,062	(2)(4)		$1,421,162
Chairman, Chief Scientific Officer and Chief Medical Officer	2010 2009	$ $	525,000 500,000	(3) (3)	— —		— —	$	— 1,193,310	$ $	149,600 200,000	— —	$ $	885,540 552,593	(2)(4) (2)(4)(5)	$ $	1,560,140 2,445,903

Gerard G. Gorman	2011		$306,180		—		—		$93,696		$25,000	—		$3,062	(2)		$427,938
SVP Finance and Chief Financial Officer	2010 2009	$ $	306,180 291,600		— —	$	— 277,500		— —	$ $	50,519 125,000	— —	$ $	3,062 2,875	(2) (2)	$ $	359,761 696,975

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the determination of grant date fair value of option awards in accordance with FASB ASC Topic 718, see Note 7 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011.
(2)	Includes matching contributions made by us on behalf of each of the named executive officers under our 401(k) plan of $3,062, $3,062, and $2,875 in fiscal years 2011, 2010 and 2009, respectively.
(3)	Includes compensation of $55,000 received from IBC Pharmaceuticals, our majority owned subsidiary, for services rendered in fiscal years 2011, 2010 and 2009.
(4)	Includes additional incentive compensation payments in the amount of $150,000, $882,478 and $435,718 paid to Dr. Goldenberg pursuant to his employment agreement for the 2011, 2010 and 2009 fiscal years, respectively.
(5)	Includes $114,000 and $11,400 to Dr. Goldenberg and Ms. Sullivan, respectively, for employee stock options settled at the market price per share, at the time of the settlement for the 2009 fiscal year. These settlements were for cash payments (net of taxes) in lieu of their share of our common stock upon exercise of their stock options.

Grants of Plan-Based Awards in Fiscal Year 2011

The table below details fiscal year 2011 grants of plan-based awards received for each of the named executive officers. The equity incentive awards granted in August 2011 for fiscal year 2011 activity will appear in next year’s proxy statement.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stocks or Units (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
Name		Threshold ($)	Target ($)	Maximum ($)
Cynthia L. Sullivan	7/23/10	—	$167,580	$251,370	200,000	$3.28	$468,480
Dr. David M. Goldenberg	7/23/10	—	$157,500	$236,250	250,000	$3.28	$585,600
Gerard G. Gorman	7/23/10	—	$91,854	$137,781	40,000	$3.28	$93,696

(1)	Represents the range of performance bonuses that can be earned by the named executive officers if the target and maximum performance targets are achieved. The bonus is prorated if performance levels are achieved between the threshold and target levels or between the target and maximum levels. Performance below the minimum threshold results in no bonus payout to the named executive officers. The methodology and performance criteria applied in determining these potential bonus amounts are discussed under “Compensation Discussion and Analysis—Annual Short-Term Cash Incentives” on page 31 of this proxy statement. The actual cash bonus paid to each named executive officer for their 2011 performance is reported as Non-equity Incentive Plan Compensation in the Summary Compensation Table.
(2)	A description of the terms of the stock options is disclosed under “Compensation Discussion and Analysis—Long-Term Incentives Equity Awards” on page 34 of this proxy statement.
(3)	Represents the grant date fair value under FASB ASC Topic 718 of stock options awarded in 2011. For information regarding assumptions underlying the FASB ASC Topic 718 valuation of equity awards, see Note 7 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

Outstanding Equity Awards at Fiscal Year-End 2011 Table

The following table provides certain summary information concerning outstanding equity awards held by our named executive officers as of June 30, 2011.

	Option Awards(1)						Stock Awards(2)
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($)
Cynthia L. Sullivan	03/19/2002	150,000			$20.49	03/18/2012
	06/12/2002	100,000			$6.05	06/11/2012
	06/11/2003	200,000			$7.62	06/10/2013
	06/09/2004	150,000			$5.44	06/08/2014
	06/15/2005	150,000			$1.75	06/14/2015
	06/14/2006	150,000			$2.63	06/13/2016
	07/09/2007	93,750	6,250		$4.39	07/08/2014
	07/18/2008	68,750	31,250		$2.67	07/17/2015	31,250	$127,188
	06/10/2009	50,000	50,000		$2.50	06/09/2016	50,000	$203,500
	07/23/2010	—	200,000		$3.28	07/23/2017
Dr. David M. Goldenberg	07/02/2001	150,000			$19.81	07/01/2011
	07/01/2002	200,000			$4.94	06/30/2012
	06/11/2003	200,000			$7.62	06/10/2013
	06/09/2004	150,000			$5.44	06/08/2014
	06/15/2005	150,000			$1.75	06/14/2015
	06/14/2006	150,000			$2.63	06/13/2016
	07/09/2007	140,625	9,375		$4.39	07/08/2014
	07/18/2008	206,250	93,750		$2.67	07/17/2015
	06/10/2009	162,500	162,500		$2.50	06/09/2016
	07/23/2010	—	250,000		$3.28	07/23/2017
Gerard G. Gorman	09/10/2001	50,000			$12.40	09/09/2011
	12/05/2001	50,000			$22.17	12/04/2011
	07/01/2002	10,000			$4.94	06/30/2012
	06/11/2003	15,000			$7.62	06/10/2013
	04/02/2004	30,000			$4.22	04/01/2014
	06/09/2004	20,000			$5.44	06/08/2014
	02/10/2005	100,000			$3.24	02/09/2015
	06/15/2005	50,000			$1.75	06/14/2015
	06/14/2006	75,000			$2.63	06/13/2016
	07/09/2007	56,250	3,750		$4.39	07/08/2014
	07/18/2008						15,625	$63,594
	06/15/2009						30,000	$122,100
	07/23/2010	—	40,000		$3.28	07/23/2017

(1)	Except for the stock option grants issued in fiscal years 2010, 2009 and 2008, each stock option grant has been granted under the 2002 Stock Option Plan and has a term of 10 years measured from the grant date and vests ratably, 25% per year, during the first 4 years of service with us measured from the grant date. Each stock option granted in fiscal years 2010, 2009 and 2008 was granted under the 2006 Stock Incentive Plan, has a term of 7 years measured from the grant date and vest ratably, 25% per year, during the first 4 years of service with us measured from its grant date. Upon a change of control all stock options, restricted stock and other equity rights held by our named executive officers will become fully vested and exercisable on the date on which the change of control occurs. In addition, all stock options held by Ms. Sullivan and Dr. Goldenberg will remain exercisable for a period of 24 months following the end of the remaining balance of the term of their employment agreements.
(2)	Stock awards granted to named executive officers have a term of four years from the date of grant and vest ratably, 25% after the first year from date of grant and 6.25% for each subsequent three-month period.

Fiscal Year 2011 Option Exercises and Stock Vested Table

The following table provides information regarding the exercise of options and the vesting of restricted stock units for each of the named executive officers during fiscal year 2011.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Cynthia L. Sullivan	—	—	50,000	$174,500
Dr. David M. Goldenberg	—	—	—	—
Gerard G. Gorman	—	—	27,500	$95,281

Equity Compensation Plans

The following table provides information with respect to our compensation plans under which equity compensation is authorized as of June 30, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	6,623,850	$4.81	4,578,293
Equity compensation plans not approved by security holders	—		—

Total	6,623,850	$4.81	4,578,293

Stock Option Plan

Certain of the outstanding option agreements issued under our prior plan, the 2002 Stock Option Plan provide for acceleration of the vesting of the options granted upon or in connection with a change in control. In the event of a change in control, each option granted to an optionee after June 12, 2002, will immediately become vested and fully exercisable in the event of a change in control only if so specified in the optionee’s option agreement or otherwise approved by the Compensation Committee. The named executive officers’ option grants include such provision.

Retirement Plan

We maintain a retirement plan established in conformity with Section 401(k) of the Internal Revenue Code of 1986, as amended. All of our employees are eligible to participate in the retirement plan and may, but are not obligated to, contribute a percentage of their salary to the retirement plan, subject to certain limitations. Each year, we may contribute to the retirement plan a percentage of each employee’s contribution to the retirement plan, which does not exceed 5.0% of the employee’s salary. We may also make an additional contribution to the retirement plan. Employee contributions vest immediately. Our contributions vest 20% after two years from the date of hire and, thereafter, at the rate of 20.0% per year for the following four years. A participant also becomes fully vested upon death, retirement at age 65 or if they become disabled while an employee. Benefits are paid following termination of employment or upon the occurrence of financial hardship. It is not possible to estimate the benefits that any participant may be entitled to receive under the retirement plan since the amount of such benefits will be dependent upon, among other things, our future contributions, future net income earned by the contributions and forfeitures upon future terminations of employment. For the last three fiscal years we have not contributed to the retirement plan in excess of $3,062 per year for any of our named executive officers.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Cynthia L. Sullivan

Employment Agreement. On July 5, 2011, we entered into a Fourth Amended and Restated Employment Agreement with Ms. Sullivan, (the “Sullivan Agreement”).

The term of the Sullivan Agreement (the “Term”) began as of July 1, 2011 and will continue until July 1, 2014. The automatic renewal provision that was included in Ms. Sullivan’s prior employment agreement has been eliminated. The expiration of the Sullivan Agreement in the absence of a successor employment agreement will be treated as a termination of Ms. Sullivan’s employment without “cause” (as defined in the Sullivan Agreement) for purposes of the Sullivan Agreement; provided, however, that if we present to Ms. Sullivan, on or before March 1, 2014, a written offer to extend the Term on substantially the same terms and conditions as set forth in the Sullivan Agreement or on terms and conditions that, in the aggregate, are more economically favorable to Ms. Sullivan than as set forth in the Sullivan Agreement, as determined in the good faith discretion of the Compensation Committee, and Ms. Sullivan does not accept such offer, then the expiration of the Sullivan Agreement in the absence of a successor employment agreement will be treated as a voluntary termination of Ms. Sullivan’s employment for purposes of the Sullivan Agreement.

Ms. Sullivan’s annual base salary for the 2011 fiscal year under the previous employment agreement was $558,600 (“Base Salary”), which was reviewed annually for appropriate increases by our Board of Directors or the Compensation Committee of the Board. On August 24, 2011 the Compensation Committee increased the Base Salary to $580,553 for the 2012 fiscal year. Ms. Sullivan is also eligible to participate in our incentive compensation plan in place for our senior level executives. In addition, Ms. Sullivan is eligible to receive an annual discretionary bonus determined by the Compensation Committee based upon certain performance standards to be determined by the Compensation Committee. Ms. Sullivan’s annual bonus target was increased from 30% to 50% of her Base Salary, subject to achievement of performance goals, with a potential payout from 0 to 150% of the target amount. Ms. Sullivan will also be eligible to receive equity compensation awards under our 2006 Stock Incentive Plan, or any such successor equity compensation plan as may be in place from time to time.

In the event Ms. Sullivan’s employment is terminated without “cause” (as defined in the agreement) or Ms. Sullivan terminates employment for “good reason” (as defined in the agreement), the Sullivan Agreement provides that Ms. Sullivan will be entitled to receive severance payments in an amount equal to the sum of: (x) 200% of her Base Salary in effect at the time of her termination, and (y) 200% of the target bonus established for the fiscal year in which her employment terminates. The severance amount will be paid in monthly installments over the 24-month period following her termination. Ms. Sullivan also will be entitled to receive the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs (prorated to reflect her actual period of service during such fiscal year). In addition, we will pay Ms. Sullivan for the incremental cost of maintaining continued medical coverage for herself and her eligible dependents for a period of 18 months following her termination date above the required monthly employee payment for such coverage calculated as if Ms. Sullivan had continued to be an employee of ours throughout such period. This 18 month period of medical coverage assistance was reduced from the 24 month period under her prior employment agreement.

In the event Ms. Sullivan’s employment terminates without cause or for good reason within one year following a “change of control” (as defined in the agreement), the Sullivan Agreement provides that Ms. Sullivan will be entitled to receive a lump sum severance payment in an amount equal to the sum of (x) 300% of her Base Salary in effect at the time of her termination and (y) 300% of the target bonus established for the fiscal year in which the date of termination occurs. Ms. Sullivan also will be entitled to receive the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs (prorated to reflect her actual period of service during such fiscal year). In addition, for a period of 18 months (reduced from a 24 month period under her prior employment agreement) following such termination, we will pay Ms. Sullivan for the incremental cost of maintaining continued medical coverage for herself and her eligible dependents above the required monthly employee payment for such coverage calculated as if Ms. Sullivan had continued to be an employee of ours throughout such period.

As a condition to payment of the severance described above, Ms. Sullivan is required to execute a written release of any and all claims against the Company and all related parties with respect to all matters arising out of her employment by us, or the termination thereof.

Upon termination without cause or for good reason within one year following a “change of control” (as defined in the agreement), all stock options, restricted stock and other equity rights held by Ms. Sullivan will become fully vested and exercisable. In addition, all stock options held by Ms. Sullivan will remain exercisable for a period of 24 months following the end of the remaining balance of the term of her employment agreement. In no event, however, will the option be exercisable beyond its original term or beyond the extension period permitted under Section 409A of the Internal Revenue Code.

Upon termination due to death or disability, Ms. Sullivan shall be entitled to the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs, prorated for her period of service during that year.

The Sullivan Agreement provides that throughout the Sullivan Term and for a period of two (2) years thereafter, Ms. Sullivan shall not (i) without the prior written approval of the Board, compete, directly or indirectly, in the United States or Canada, with us in the field of therapeutic antibodies for cancer; or (ii) directly or indirectly solicit any Company customer or employee of the Company. The Sullivan Agreement also provides that Ms. Sullivan shall, during the Sullivan Term and at all times thereafter, keep confidential all trade secrets and confidential information of the Company. In the event Ms. Sullivan breaches any of the restrictive covenants in the Sullivan Agreement, all severance payments otherwise owed to Ms. Sullivan shall cease immediately.

Although Ms. Sullivan had a right in her prior employment agreement to a tax gross-up with respect to any federal excise tax imposed on any payments or benefits received in connection with a change of control that are deemed to constitute parachute payments under Section 280G of the Internal Revenue Code, such right has been eliminated in the Sullivan Agreement.

Dr. David M. Goldenberg

Employment Agreement. On July 5, 2011, we entered into a Third Amended and Restated Employment Agreement with Dr. Goldenberg, (the “Goldenberg Agreement”).

The Goldenberg Agreement which is effective July 1, 2011, will continue, unless earlier terminated by the parties, until July 1, 2016. The automatic renewal provision that was included in Dr. Goldenberg’s prior employment agreement has been eliminated.

Dr. Goldenberg’s annual base salary under the Goldenberg Agreement is $525,000 (the “Base Salary”), which shall be reviewed annually (including in 2011) by our Board or the Compensation Committee. On August 24, 2011 the Compensation Committee increased the Base Salary to $545,633 for the 2012 fiscal year. Dr. Goldenberg also remains eligible to participate in our incentive compensation plans in place for our senior level executives. In connection with his participation in our incentive plan, Dr. Goldenberg’s annual bonus target was increased to 50% of his Base Salary, subject to achievement of performance goals, with a potential payout from 0 to 150% of the target amount. Dr. Goldenberg will also be eligible to receive equity compensation awards under our 2006 Stock Incentive Plan or any such successor equity compensation plan as may be in place from time to time, at the discretion of the Compensation Committee.

Under the terms of his employment agreement, Dr. Goldenberg will also be eligible to receive certain additional incentive compensation related to our net income or loss (the “Additional Incentive Compensation”), which remain unchanged from his prior agreement, as follows: With respect to any fiscal year during Dr. Goldenberg’s employment in which we record an annual net loss, Dr. Goldenberg will receive as an Additional Incentive Compensation Payment a sum equal to 0.75% of the total Consideration (as defined in the agreement) we receive from any third party transaction, with certain exceptions. In the event we record positive net income with respect to any fiscal year during either the term of Dr. Goldenberg’s employment or the 3-year period following termination during which Dr. Goldenberg is subject to non-compete covenants, including fiscal 2011, Dr. Goldenberg will receive a sum equal to 1.5% of our Annual Net Revenue (as defined in the agreement) for each such fiscal year. In accordance with the terms of Dr. Goldenberg’s employment agreement, we pay Dr. Goldenberg a minimum of $150,000 during each fiscal year in equal quarterly payments as a credit against any amounts due to Dr. Goldenberg for Additional Incentive Compensation Payments, Lifetime Royalty Payments, described below, and Dispositions of Undeveloped Assets, described below.

In addition to the Additional Incentive Compensation Payments, under the terms of his employment agreement we will pay Dr. Goldenberg for each fiscal year a sum equal to a percentage of the annual Product Royalties (as defined in the agreement) we receive pertaining to the products for which Dr. Goldenberg is an inventor and all products using, related to or derived from products for which Dr. Goldenberg is an inventor. These payments will continue for each Patented Product (as defined in the agreement) for the remaining Life of the Patent (as defined in the agreement) covering each Patented Product (“Patent Lifetime Royalty Payments”). The percentage of Product Royalties that we will pay to Dr. Goldenberg on each Patented Product will be determined based on the percentage of Product Royalties that we must pay to external third parties.

Patent Lifetime Royalty Payments shall be due and owing from us to Dr. Goldenberg (or his estate or designated beneficiaries) throughout the Life of each Patent both during his employment with us and after his employment terminates, except that Patent Lifetime Royalty Payments shall not be payable in the event an arbitrator or court finds that Dr. Goldenberg committed a material breach of his covenants contained in the Goldenberg Agreement. During the term of the Goldenberg Agreement, any quarterly payment of Patent Lifetime Royalty Payments will be paid to Dr. Goldenberg only to the extent that such Patent Lifetime Royalty Payments exceed the quarterly Minimum Payment (as defined in the Goldenberg Agreement) paid to him as described below.

In the event we complete a Disposition (as defined in the Goldenberg Agreement) during the Goldenberg Term, or within three years thereafter, of any one or more of our Undeveloped Assets (as defined in the Goldenberg Agreement) for which Dr. Goldenberg was an Inventor, we will pay Dr. Goldenberg a sum equal to at least twenty percent, or more (as determined by the Board), of the Consideration we receive from each Disposition; provided, however that no such payment shall be due in the event an arbitrator or court finds that Dr. Goldenberg committed a material breach of his covenants contained in the Goldenberg Agreement. Our obligation to compensate Dr. Goldenberg upon Dispositions of Undeveloped Assets applies to all Dispositions completed within the Goldenberg Term or within three years thereafter, even if we actually receive the Consideration at some time after the three year period elapses.

We agree to make a minimum payment of $150,000 (the “Minimum Payments”) to Dr. Goldenberg during each of our fiscal years during the Goldenberg Term of the Goldenberg Agreement, payable in equal quarterly payments, as an advance against the amounts due to Dr. Goldenberg as Additional Incentive Compensation, Patent Lifetime Royalty Payments and Dispositions of Undeveloped Assets.

The Goldenberg Agreement provides that in the event we terminate Dr. Goldenberg’s employment at any time without “Good Cause” (as defined in the Goldenberg Agreement) or Dr. Goldenberg resigns for “Good Reason” (as defined in the Goldenberg Agreement), Dr. Goldenberg will be entitled to receive a lump-sum severance payment in an amount equal to three times his Total Annual Compensation for the contract year in which the termination occurs. For this purpose, “Total Annual Compensation” is the sum of Dr. Goldenberg’s annual base salary in effect at that time, the target bonus established for the fiscal year in which the date of termination occurs, the Minimum Payments due for that contract year, and the Additional Incentive Compensation. In addition, we will pay Dr. Goldenberg for the incremental cost of maintaining continued medical coverage for himself and any eligible dependents for a period of 24 months following his termination date above the required monthly employee payment for such coverage calculated as if Dr. Goldenberg had continued to be an employee of ours throughout such period. Dr. Goldenberg will also be entitled to any benefits accrued in accordance with the terms of any applicable benefit plan and program of the Company. In the event we request that Dr. Goldenberg provide services to us after his employment has terminated, we will pay for the reasonable cost of an office and administrative assistant support for Dr. Goldenberg.

The Goldenberg Agreement also provides that in the event of a “Change of Control” (as defined in the Goldenberg Agreement), if Dr. Goldenberg terminates his employment upon ninety days prior written notice to the Company or its successor, to be effective not later than the second anniversary of a Change of Control of the Company, Dr. Goldenberg will be entitled to receive a lump sum severance payment in an amount equal to 3.00 times his Total Annual Compensation. In addition, we will pay Dr. Goldenberg for the incremental cost of maintaining continued medical coverage for himself and any eligible dependents for a period of 36 months following his termination date above the required monthly employee payment for such coverage calculated as if Dr. Goldenberg had continued to be an employee of ours throughout such period. Dr. Goldenberg will also be entitled to receive any benefits accrued in accordance with the terms of any applicable benefit plan and program of the Company.

We may require Dr. Goldenberg to execute a written release of any and all claims against the Company and all related parties with respect to all matters arising out of Dr. Goldenberg’s employment by us, or the termination thereof as a condition to receiving the severance payments described above.

Although Dr. Goldenberg had a right in his prior employment agreement to a tax gross-up with respect to any federal excise tax imposed on any payments or benefits received in connection with a change of control that are deemed to constitute parachute payments under Section 280G of the Internal Revenue Code, such right has been eliminated in the Goldenberg Agreement.

The Goldenberg Agreement provides, consistent with Dr. Goldenberg’s prior employment agreement, that upon the occurrence of a change of control (as defined in the Goldenberg Agreement), all stock options, restricted stock and other equity rights held by Dr. Goldenberg will become fully vested and/or exercisable, as the case may be, on the date on which the change in control occurs, and all stock options held by Dr. Goldenberg shall remain exercisable, notwithstanding anything in any other agreement governing such options, for a period of twenty-four months following the end of the remaining balance of the Goldenberg Term; provided, however, that in no event will the option be exercisable (a) beyond its original term; or (b) beyond the extension period permitted under Section 409A of the Internal Revenue Code.

The Goldenberg Agreement provides that throughout the Goldenberg Term and for a period of three years thereafter, Dr. Goldenberg shall not (i) without the prior written approval of the Board, compete, directly or indirectly, in the United States or Canada, with us; or (ii) directly or indirectly solicit any Company customer or employee of the Company. The Goldenberg Agreement also provides that Dr. Goldenberg shall, during the Goldenberg Term and at all times thereafter, keep confidential all trade secrets and confidential information of the Company. The Goldenberg Agreement also provides that Dr. Goldenberg may continue to work and be compensated by the Center for Molecular Medicine and Immunology (also known as the Garden State Cancer Center) and the Company majority-owned subsidiary IBC Pharmaceuticals, Inc.

Gerard G. Gorman

On December 17, 2008, we entered into an Amended and Restated Change of Control and Severance Agreement with Mr. Gorman to bring his then-existing agreement into documentary compliance with Section 409A of the Internal Revenue Code. In the event Mr. Gorman is terminated pursuant to an involuntary termination (including his involuntary dismissal or discharge by us other than for cause, or his voluntary resignation within 90-days following the occurrence of certain events) within twelve months following a “change in control” (as defined in the agreement), Mr. Gorman will receive from us (i) a lump-sum payment equal to 200% of his then-current base salary and bonus; (ii) accelerated vesting of all outstanding options such that each outstanding option immediately vests and become exercisable for a specified period; (iii) a lump-sum severance payment equal to the annual bonus earned based on actual performance, if any, payable for the fiscal year in which the termination occurs (prorated to reflect his actual period of service during such fiscal year); and (iv) reimbursement for costs of continued health coverage for a specified period. The Change of Control and Severance Agreement also contains certain tax payment provisions in certain instances.

Calculation of Potential Payments upon Termination or Change in Control

The following table shows potential payments to our named executive officers under their employment agreements in the form in which those agreements existed as of the last day of fiscal 2011, or change in control and severance agreement, as the case may be, for various scenarios involving a change in control or termination of employment as described above for each named executive officer. The data in the table reflects June 30, 2011 as a hypothetical termination date and, where applicable, reflects amounts calculated using the closing price of our common stock of $4.07 (as reported on the NASDAQ Global Market as of June 30, 2011). All defined terms not defined in this section have the meanings set forth in each officer’s respective employment agreement or change in control and severance agreement.

Agreements in effect as of June 30, 2011:

Name	Trigger	Salary and Bonus ($)	Health and Welfare Benefits ($)	Stock Award Vesting Acceleration ($)	Office and Secretarial Support ($)	Excise Tax and Gross- Up ($)	Total ($)
Cynthia L. Sullivan	Termination without Cause or Resignation for Good Reason (before Change in Control)	$1,619,940	$30,048	—	—	—	$1,649,888
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$2,346,120	$45,072	$610,938	—	$1,589,044	$4,591,174
	Voluntary Termination	—	—	—	—	—	—
	Disability	$167,580	—	—	—	—	$167,580
	Death	$167,580	—	—	—	—	$167,580
Dr. David M. Goldenberg	Termination without Cause or Resignation for Good Reason (before Change in Control)	$1,822,500	$52,584	—	$235,400	—	$2,110,484
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$2,655,000	$67,608	$583,875	$353,100	$1,933,616	$5,593,199
	Expiration or Non-renewal of Employment Agreement by Company	$307,500	—	—	—	—	$307,500
	Voluntary Termination	—	—	—	—	—	—
	Disability	$307,500	—	—	—	—	$307,500
	Death	$307,500	—	—	—	—	$307,500
Gerard G. Gorman	Termination without Cause or Resignation for Good Reason (before Change in Control)	—	—	—	—	—	—
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$887,922	$13,488	$217,294	—	$488,235	$1,606,939
	Voluntary Termination	—	—	—	—	—	—
	Disability	—	—	—	—	—	—
	Death	—	—	—	—	—	—

Because of the significant changes that were made to the potential payments upon termination or change in control under the terms of the new employment agreements for Ms. Sullivan and Dr. Goldenberg which became effective July 1, 2011, we have quantified in the table below the amounts and benefits to which they would be entitled under the various scenarios assuming a July 1, 2011 hypothetical termination or change in control date and applying the terms of their new employment agreements as in effect on that date. Where applicable, the table below reflects amounts calculated using the closing price of our common stock of $4.09 (as reported on the NASDAQ Global Market as of July 1, 2011). In general, the data in the table below differs from the data in the table above insofar as the table below reflects the increase in base salary and increased bonus opportunity that Ms. Sullivan and Dr. Goldenberg each receive as of fiscal 2012, the elimination of the golden parachute excise tax gross-up payment to which they had been entitled under their prior agreements, and the reduction in the amount of health care continuation coverage that Ms. Sullivan is entitled to receive under her new agreement. No revisions have been made to the change in control and severance agreement that we have with Mr. Gorman, as in effect on June 30, 2011, so he has been omitted from the table below.

Current Employment Agreements which became effective July 1, 2011:

Name	Trigger	Salary and Bonus ($)	Health and Welfare Benefits ($)	Stock Award Vesting Acceleration ($)	Office and Secretarial Support ($)	Excise Tax and Gross- Up ($)	Total ($)
Cynthia L. Sullivan	Termination without Cause or Resignation for Good Reason (before Change in Control)	$2,031,936	$22,536	—	—	—	$2,054,472
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$2,902,765	$22,536	$618,188	—	—	$3,543,489
	Voluntary Termination	—	—	—	—	—	—
	Disability	$290,277	—	—	—	—	$290,277
	Death	$290,277	—	—	—	—	$290,277
Dr. David M. Goldenberg	Termination without Cause or Resignation for Good Reason (before Change in Control)	$3,028,160	$30,048	—	$235,400	—	$3,293,608
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$3,178,160	$45,072	$594,000	$353,100	—	$4,170,332
	Expiration or Non-renewal of Employment Agreement by Company	$422,816	—	—	—	—	$422,816
	Voluntary Termination	—	—	—	—	—	—
	Disability	$422,816	—	—	—	—	$422,816
	Death	$422,816	—	—	—	—	$422,816
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$887,922	$13,488	$219,006	—	—	$1,120,416
	Voluntary Termination	—	—	—	—	—	—
	Disability	—	—	—	—	—	—
	Death	—	—	—	—	—	—

The amounts shown in the tables above and the assumptions upon which those amounts are based provide reasonable estimates of the amounts that would have been due to the named executive officers in the event that any of the circumstances described above had occurred on June 30, 2011 and July 1, 2011, respectively. The actual amounts due to the named executive officers upon a triggering event will depend upon the actual circumstances and the then-applicable provisions of the employment agreements, change in control and severance agreement, stock option and restricted stock unit agreements and our stock incentive plans.

Please note that each of the former employment agreements in place with Ms. Sullivan and Dr. Goldenberg provided for a gross-up payment under certain circumstances to compensate each officer for excise taxes that may be attributable to such employee as a result of certain payments. The amounts shown in the first table above are reasonable estimates of those taxes based on tax rates in effect for calendar year 2011 and reasonable assumptions. These gross-up payment provisions have been eliminated under the new employment agreements.

Fiscal Year 2011 Pension Benefits Table

The table disclosing pension benefits is omitted because we do not have any such pension benefit plans.

2011 Non-Qualified Deferred Compensation Table

The table disclosing contributions to and aggregate earnings under or distributions from nonqualified deferred compensation is omitted because we do not have any such nonqualified deferred compensation plans.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for evaluating and approving the compensation for the executive officers. Management has primary responsibility for our Company’s financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the objectives and actions of the Compensation Committee. The Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

The Compensation Committee

Brian A. Markison, Chairman

Mary E. Paetzold Mr. Kenneth J. Zuerblis

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our affiliates, including members of our senior management and Board of Directors, as well as their respective family members and other affiliates, have relationships and agreements among themselves as well as with us and our affiliates, that create the potential for both real, as well as perceived, conflicts of interest. These include Dr. David M. Goldenberg, our Chairman, Chief Scientific Officer and Chief Medical Officer, Ms. Cynthia L. Sullivan, our President and Chief Executive Officer, and certain companies with which we do business, including the Center for Molecular Medicine and Immunology.

Dr. David M. Goldenberg

Dr. David M. Goldenberg was the original founder of our Company over 20 years ago and continues to play a critical role in our business. He currently serves as Chairman of our Board of Directors, Chief Scientific Officer and Chief Medical Officer, and he is married to our President and Chief Executive Officer, Ms. Cynthia L. Sullivan. Dr. Goldenberg is a party to a number of agreements with our Company involving not only his services, but also intellectual property owned by him. In addition, Dr. Goldenberg performs services for one of our subsidiaries, IBC Pharmaceuticals, Inc., as well as other businesses with which we are affiliated to varying degrees.

Relationships with The Center for Molecular Medicine and Immunology

We have historically relied upon, to varying degrees, CMMI, a not-for-profit specialized cancer research center, for the performance of certain basic research and patient evaluations, the results of which are made available to us pursuant to a collaborative research and license agreement. CMMI, which is funded primarily by grants from the National Cancer Institute, was located in Belleville, New Jersey. We sublease approximately 1,400 square feet of our Morris Plains facility to CMMI. Dr. Goldenberg is the founder, current President and a member of the Board of Trustees of CMMI. Dr. Goldenberg’s employment agreement permits him to spend such time as is necessary to fulfill his duties to CMMI and IBC Pharmaceuticals, Inc., provided that such duties do not materially interfere with his ability to perform any of his obligations under the employment agreement. Certain of our consultants have employment relationships with CMMI, and Dr. Hans Hansen, one of our employees and former executive officer, is a former adjunct member of CMMI. CMMI’s management and fiscal operations are the responsibility of CMMI’s Board of Trustees.

We have reimbursed CMMI for expenses incurred on behalf of our Company, including amounts incurred pursuant to research contracts, in the amount of approximately $305,000, $426,000 and $292,000 during the years ended June 30, 2011, 2010 and 2009, respectively. In fiscal years ended June 30, 2011, 2010 and 2009 we incurred $61,000, $49,000 and $29,000, respectively, of legal expenses on behalf of CMMI for patent related matters. We have first rights to license these patents and may decide whether or not to support them. Any inventions made independently of us at CMMI are the property of CMMI.

IBC Pharmaceuticals

IBC Pharmaceuticals, Inc. (“IBC”) is a majority owned subsidiary of Immunomedics.

As of June 30, 2011, the shares of IBC were held as follows:

Stockholder	Holdings	Percentage of Total
Immunomedics, Inc.	5,599,705 shares of Series A Preferred Stock	73.26%
Third Party Investors	643,701 shares of Series B Preferred Stock	8.42%
David M. Goldenberg Millennium Trust	1,399,926 shares of Series C Preferred Stock	18.32%

		100.00%

In the event of a liquidation, dissolution or winding up of IBC, the Series A, B and C Preferred Stockholders would be entitled to $0.6902, $5.17 and $0.325 per share (subject to adjustment), respectively. The Series A and B stockholders would be paid ratably until fully satisfied. The Series C stockholders would be paid only after the Series A and B stockholders have been fully repaid. These liquidation payments would be made only to the extent the assets of IBC are sufficient to make such payments.

IBC is engaged in the research and development of novel cancer radioimmunotherapeutics using patented pretargeting technologies with proprietary, bispecific antibodies. Certain of our employees, including Dr. Goldenberg and Ms. Sullivan, are also employed by IBC. In his capacity as our Chief Scientific Officer and Chief Medical Officer and Chairman of IBC, Dr. Goldenberg directs the research and development activities for both Immunomedics and IBC. As a result, the development of new intellectual property is allocated to either Immunomedics or IBC and, in some cases is the joint property of Immunomedics and IBC.

In fiscal year 2011, $55,000 of the compensation received by Dr. Goldenberg was compensation for his services to IBC. At June 30, 2011, Dr. Goldenberg was a director of IBC, while Ms. Sullivan, Mr. Gorman and Ms. Phyllis Parker, our Secretary, served as the acting President, Treasurer and Secretary, respectively.

AUDIT COMMITTEE REPORT

The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of Immunomedics’ financial statements, financial reporting process, systems of internal control and the independence and performance of the independent registered public accounting firm.

The Audit Committee is currently composed of three non-employee directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the listing standards of the NASDAQ Global Market that govern audit committee composition, including the requirements that:

•	all audit committee members are “independent directors” as that term is defined in such listing standards;

•	all audit committee members are able to read and understand fundamental financial statements; and

•	at least one audit committee member is financially sophisticated.

The Audit Committee operates under a written charter adopted by the Audit Committee that reflects standards contained in the NASDAQ listing standards. The Audit Committee has reviewed and updated this charter annually. This amended charter was reviewed and reassessed to be in compliance with the applicable NASDAQ and SEC rules. A complete copy of the current charter can be found on our website at www.immunomedics.com.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm Immunomedics’ audited financial statements as of and for the year ended June 30, 2011.

The Audit Committee has also reviewed and discussed with management and the independent registered public accounting firm management’s assessment that Immunomedics maintained effective internal control over financial reporting as of June 30, 2011, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria).

The Company has adopted a Code of Ethics for its senior financial officers which the Audit Committee believes is compliant with the SEC Regulation S-K Item 406.

In general, Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board, requires the independent registered public accounting firm to provide the Committee with additional information regarding the scope and results of the audit, including:

•	the independent registered public accounting firm’s responsibilities under generally accepted auditing standards;

•	the independent registered public accounting firm’s judgments about the quality of Immunomedics’ accounting principles;

•	the adoption of, or a change in, accounting policies;

•	sensitive accounting estimates;

•	accounting for significant unusual transactions and for controversial or emerging areas;

•	significant audit adjustments;

•	unadjusted audit differences considered to be immaterial;

•	other information in documents containing audited financial statements;

•	total fees for management consulting services and types of services rendered;

•	disagreements with management on financial accounting and reporting matters;

•	major issues discussed with management prior to retention;

•	consultation with other accountants;

•	difficulties encountered in performing the audit; and

•	material errors, fraud and illegal acts.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by this proxy statement.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered accounting firm the independent registered accounting firm’s independence. When considering the independent registered public accounting firm’s independence, the Audit Committee considered whether their provision of services to Immunomedics beyond those rendered in connection with their audit and review of Immunomedics’ consolidated financial statements was compatible with maintaining their independence and discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the auditors for audit services in fiscal 2011. Information about the auditors’ fees for fiscal year 2011 is listed below in this proxy statement under “Independent Registered Public Accounting Firm”. Based on these discussions and considerations, the Audit Committee is satisfied as to the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Immunomedics’ Annual Report on Form 10-K for the year ended June 30, 2011. The Audit Committee has also selected Ernst & Young LLP as Immunomedics’ independent registered public accounting firm for the fiscal year ending June 30, 2012.

The Audit Committee

Mary E. Paetzold, Chairperson

Don C. Stark

Mr. Kenneth J. Zuerblis

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected, with the approval of the Board of Directors, the firm of Ernst & Young LLP as Immunomedics’ independent registered public accounting firm for fiscal 2012. Ernst & Young has served as our independent registered public accounting firm since July 1, 2002.

Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit and Other Fees

These tables show fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended June 30, 2011 and June 30, 2010, and fees billed to us for other services rendered by Ernst & Young LLP during those periods:

	2011	2010
Audit Fees(1):	$395,000	$395,000
Audit-Related Fees:	35,000	35,000
Tax Fees:	4,000	43,000
All Other Fees:	—	—

Total	$434,000	$473,000

(1)	Audit fees include fees for audit work performed in the review of the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, consents, statutory audits, and attestation and consulting services regarding financial accounting and/or reporting standards. Also included are audit related fees for services provided by Ernst & Young LLP related to the audit of our assessment of internal control to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

Disagreements with Accountants on Accounting and Financial Disclosure

None.

Appointment of Independent Registered Public Accounting Firm and Pre-Approval of Audit and Non-Audit Services

The Audit Committee charter requires approval of all audit services to be performed by our independent registered public accounting firm.

Prior to engaging Ernst & Young LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of Ernst & Young LLP’s independence in the conduct of its auditing services.

The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1. Audit Services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2. Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3. Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4. Other Services are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated the Audit Committee Chairperson pre-approval authority of up to $20,000.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and any other equity securities issued by us. Executive officers, directors and greater than 10% beneficial owners are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were in compliance. There were no transactions in the fiscal year ended June 30, 2011, by such persons that were not timely filed under Section 16(a).

Stockholder Proposals for Fiscal 2012 Annual Meeting

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2012, stockholder proposals must be received no later than June 21, 2012. If we do not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by September 6, 2012, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Exchange Act. All stockholder proposals should be sent to the attention of Corporate Secretary, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950.

Householding of Meeting Materials

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notice for all stockholders having that address. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, please contact the Investor Relations Department at Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey, 07950, or email Investor Relations at investor@immunomedics.com. We will respond promptly to such requests.

For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

On behalf of the Board of Directors,

PHYLLIS PARKER, Secretary

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 (other than the exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.sec.gov or www.proxyvote.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950.

APPENDIX A

IMMUNOMEDICS, INC. AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE

I.	STATUS

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Immunomedics, Inc. (the “Company”).

II.	PURPOSE

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The purpose of the Committee is: (1) to oversee the accounting and reporting processes of the Company and the audits of the financial statements of the Company; (2) to interact directly with, and evaluate the qualifications, performance and independence of, the Company’s independent registered public accounting firm; (3) to assist the Board as appropriate in connection with the Board’s responsibilities in overseeing the Company’s compliance with legal and regulatory requirements; and (4) to take appropriate action in connection with the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

III.	COMPOSITION; MEETINGS AND OPERATIONS

The Committee shall consist of at least three directors who shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee of the Board. Each member of the Committee, in the judgment of the Board, shall be an “independent director” of the Company as that term is defined by the Sarbanes-Oxley Act of 2002 (the “S-O Act”), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10A-3(b)(1) of the Exchange Act, the rules of The NASDAQ Global Market, and any other law, rule or regulation applicable to the Company. No member of the Committee shall have participated in the preparation of the financial statements of the Company or any of its subsidiaries at any time during the past three years.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand the Company’s financial statements, including its balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including serving or having served as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Also, at least one member of the Committee shall qualify as an “audit committee financial expert” as that term is defined in the S-O Act and the final rules promulgated thereunder and as determined by the Board.

Committee members and a Chairperson of the Committee shall be appointed by the Board. If a Committee Chairperson is not designated or present, the members of the Committee may designate a Chairperson by majority vote of the Committee membership.

A majority of the Committee shall constitute a quorum for the transaction of business. The Committee may act by a majority vote of the members present at a duly constituted meeting of the Committee. In the absence or disqualification of a member of the Committee, the members present, whether or not they constitute a quorum, may unanimously appoint another independent member of the Board to act at the meeting in the place of an absent or disqualified member. In the event of a “tie” vote on any issue voted upon by the Committee, the Committee Chairperson’s vote shall decide the issue.

The Committee shall meet, in person or telephonically, at least four times annually, or more frequently as circumstances dictate. The Committee Chairperson shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent registered public accounting firm and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed. The Committee shall make regular reports to the full Board.

The Committee shall have the authority to conduct any investigation appropriate to fulfilling its duties and responsibilities, and shall have direct access to the Company’s independent registered public accounting firm as well as anyone in the Company. The Committee has the ability to retain and pay, at the Company’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent registered public accounting firm for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall have the authority to delegate to one or more members of the Committee the authority to pre-approve audit and permitted non-audit services. Such members must report grants of pre-approval to the full Committee at its next scheduled meeting. In addition, the Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend a Committee meeting and to provide such pertinent information as may be requested by the Committee.

IV.	RESPONSIBILITIES AND DUTIES

The Committee’s role is one of oversight. While the Committee has the responsibilities set forth in this Charter, the Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. Management is responsible for determining that the Company’s financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles (“GAAP”). The independent registered public accounting firm is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP.

In carrying out its duties and responsibilities, the Committee shall:

Financial Reporting

1.	Review with management and the independent registered public accounting firm the Company’s year-end audited financial statements to determine whether to recommend to the Board that the Company’s audited financial statements be filed with the SEC in its Annual Report on Form 10-K.

2.	Discuss the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent registered public accounting firm.

3.	Review with the independent registered public accounting firm and financial and accounting personnel: (i) significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements, and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, and (ii) the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

4.	Review and discuss reports from the independent registered public accounting firm regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments within GAAP for policies and procedures related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm; (iii) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences; and (iv) any significant disagreements with management.

5.	In consultation with management and the independent registered public accounting firm, consider the integrity of the Company’s financial reporting processes, internal controls and disclosure controls and procedures. Discuss the Company’s policies for financial risk assessment and management, including the Company’s significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

6.	Review with management and the independent registered public accounting firm the Company’s quarterly financial information prior to the filing with the SEC of the Company’s Quarterly Report on Form 10-Q.

7.	Discuss generally (i.e., the nature of information to be presented and the type or form of presentation to be made in) the Company’s earnings press releases.

8.	Review and discuss with management, and the independent registered public accounting firm, the attestation report provided by the independent registered public accounting firm.

9.	On a quarterly basis, review and discuss with the independent registered public accounting firm and management (including the Company’s Chief Executive Officer and Chief Financial Officer), as appropriate, the following:

(a)	the certifications of the principal executive officer and principal financial officer required to be made in connection with the Company’s periodic reports under the Exchange Act and the S-O Act;

(b)	all significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data, including any material weaknesses in internal controls over financial reporting identified by the Company’s independent registered public accounting firm;

(c)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting; and

(d)	any significant changes in internal controls over financial reporting or in other factors that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

10.	Consider important trends and developments in financial reporting practices as the Committee may, in its discretion, determine to be advisable. The Committee may seek guidance from expert advisors in evaluating such developments.

11.	Prepare the annual Audit Committee Report required by Item 407(d) of Regulation S-K to be included where necessary in the Company’s proxy statement relating to its annual meeting of stockholders.

12.	Review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Committee.

Independent Registered Public Accounting Firm

13.	Be directly responsible for the appointment, retention, termination, compensation and oversight of any registered public accounting firm engaged to prepare or issue an audit report on the Company’s financial statements or perform other audit, review or attest services for the Company (including resolution of disagreements between management and the registered public accounting firm regarding financial reporting).

14.	Have ultimate authority to approve all audit engagement fees and terms of the engagement of the independent registered public accounting firm, who shall report directly to the Committee.

15.	Review and evaluate the experience, qualifications and performance of the senior members of the independent registered public accounting firm on an annual basis.

16.	On an annual basis, ensure receipt from the independent registered public accounting firm of a formal written statement delineating all relationships between the auditors and the Company, consistent with applicable requirements of the Public Company Accounting Oversight Board, and actively engage in a dialogue with the registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the registered public accounting firm, and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent registered public accounting firm. The Committee shall confirm the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the S-O Act.

17.	Review and pre-approve all audit, review, attest and non-audit services not prohibited by Section 201 of the S-O Act (as codified in Section 10A(g) of the Exchange Act) and the final rules promulgated thereunder to be provided by the independent registered public accounting firm (except those services that satisfy the de minimus exception set forth in Section 10A(i) of the Exchange Act). As described in this Charter under “Composition; Meetings and Operations,” the Committee has the authority to delegate this pre-approval responsibility to one or more members of the Committee.

18.	Review and discuss the independent registered public accounting firm’s audit plan, including responsibilities, scope, budget, staffing, locations, reliance upon management and general audit approach.

19.	Prior to releasing the Company’s year-end earnings, discuss the results of the audit with the independent registered public accounting firm.

20.	Discuss with the independent registered public accounting firm any matters required to be communicated to the Committee by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS No. 90, relating to the conduct of the audit. Such discussion should include any changes required in the planned scope of the audit and any matters communicated by the independent registered public accounting firm to management which the auditors view as material weaknesses and reportable conditions of material inadequacies as those terms are generally understood by the accounting profession or regulators.

21.	Consider the independent registered public accounting firm’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

22.	Periodically review the independent registered public accounting firm to assure that all partners who perform audit services for the Company have not performed audit services for the Company in any of the years prohibited by applicable laws and regulations and, if necessary, take appropriate action regarding the independent registered public accounting firm, including removal and replacement.

23.

Review the hiring by the Company of employees or former employees of the independent registered public accounting firm. In addition, the Committee shall pre-approve the hiring of any employee or former employee of the independent registered public accounting firm (within the preceding three fiscal years) for senior positions within the Company, regardless of whether that person was a member of the Company’s audit team. Notwithstanding the foregoing, the Company will not hire any person if the employment of such person would result in the Company’s current independent registered public accounting firm not being independent (as defined under Item 2-01 of Regulation S-X).

Legal Compliance

24.	Review with management and/or outside legal counsel, as appropriate, any legal and regulatory matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

25.	Timely report any non-audit service(s) being performed by the independent registered public accounting firm to the Company’s Chief Financial Officer (or such employee of the Company that performs a similar function or is designated by such officer for this purpose) so that such information may be disclosed in the Company’s SEC filings as necessary.

Other Responsibilities

26.	Review and reassess the adequacy of this Charter at least annually. Submit any proposed changes to the Charter to the Board for approval. Ensure inclusion of this Charter in the Company’s annual proxy statement at least once every three years or as required by SEC regulations.

27.	Take appropriate action in connection with the report required by the rules of the SEC to be included in the Company’s annual proxy statement (and any other required reports).

28.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

29.	Review, and update periodically, in consultation with the Company’s Nominating and Corporate Governance Committee, the Company’s Business Conduct Guidelines and ensure that management has established a system to enforce such guidelines.

30.	Meet separately, periodically with management and the independent registered public accounting firm.

31.	Maintain minutes of meetings and periodically report to the full Board on significant results of the foregoing activities.

32.	Perform any other activities consistent with this Charter, the Company’s bylaws and governing law as the Committee or the Board deems necessary or appropriate.

33.	Perform an annual self-assessment of the Committee’s performance.

APPENDIX B

IMMUNOMEDICS, INC.

AMENDED AND RESTATED CHARTER

OF THE COMPENSATION COMMITTEE

I.	Membership

The Compensation Committee (the “Committee”) is annually appointed by the Board of Directors (the “Board”) of Immunomedics, Inc. (the “Company”). The Committee shall consist of two or more directors all of whom shall be independent (as determined by the Board acting with the advice of legal counsel) in accordance with applicable law and the rules of The NASDAQ Global Market, or such other exchange on which the Company’s common stock is then listed. In this regard, a person may serve on the Committee only if the Board determines that he or she: (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”); and (iii) is “independent” in accordance with the listing standards of The NASDAQ Global Market. The Board shall designate a member of the Committee to serve as the Committee’s Chair.

II.	Meetings

The Committee shall meet at least once per fiscal year and at such other times as it determines to be necessary or appropriate. The Committee shall prepare minutes of each meeting and report to the Board at the next meeting of the Board following each such Committee meeting. The Committee may adopt such rules and procedures for the conduct of its affairs as it deems necessary or appropriate. These must be consistent with the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee may designate one or more of the members to act for the Committee for specific actions. The Committee may form and delegate such authority of the Committee as it deems appropriate to one or more subcommittees, subject to the applicable requirements of the exemptions from Section 16(b) of the Exchange Act and Section 162(m).

III.	Responsibilities

The Committee shall:

1.	Review and approve periodically a general compensation policy and salary structure for management and all other employees of the Company and its subsidiaries, which takes into consideration, among other things, business and financial objectives, industry and labor market best pay practices, peer company practices, competitive pressures and such other information as may be deemed appropriate by the Committee.

2.	Recommend to the Board an executive compensation policy that is designed to:

•	support overall business strategies and objectives,

•	attract, retain and motivate key executives,

•	link compensation with business objectives and organizational performance,

•	align executive officers’ interests with those of the Company’s stockholders, and

•	provide competitive compensation opportunities.

3.	Review the job performance of and approve the base salary and all salary changes for (a) the Chief Executive Officer and the President, and (b) with the involvement of the Chief Executive Officer and the President, the other officers of the Company, including, as applicable, review of performance target goals established from time to time at the beginning of a performance period and determination of whether performance goals have been achieved at the end of a performance period. Any deliberations or decisions relating to the compensation of the Chief Executive Officer or the President shall be made outside the presence of the Chief Executive Officer or the President, as applicable.

B-1

4.	Approve bonus, profit sharing, stock options, restricted stock awards and other incentive compensation of the Chief Executive Officer and other officers of the Company. After consultation with senior management, approve, in the aggregate, stock options, other equity compensation and annual bonuses for all other employees.

5.	Engage independent compensation consultants or outside legal consultants as necessary or appropriate to advise the Committee. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such consultants as established by the Committee.

6.	Review and approve incentive compensation plans, changes to existing incentive compensation plans and the operating rules under the Company’s incentive compensation plans, and recommend, where appropriate, Board approval of such plans. Review the non-employee or independent directors’ compensation program for competitiveness and plan design and recommend changes as appropriate to the Board. The Committee shall approve any inducement awards granted in reliance on the exemption from stockholder approval contained in NASDAQ Rule 5635(c)(4).

7.	Evaluate whether the Company’s incentive compensation plans encourage undue risk-taking by the Company’s Chief Executive Officer, President or any other officers and review the requisite disclosure in the Company’s Annual Report on Form 10-K or annual proxy statement on Schedule 14A.

8.	Administer the Company’s equity-based plans.

9.	Review and discuss annually with management the Company’s “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K (“CD&A”).

10.	Consider annually whether to recommend to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K, annual proxy statement on Schedule 14A or information statement on Schedule 14C.

11.	Prepare the annual Compensation Committee Report required by Item 407(e)(5) of Regulation S-K. The Committee shall annually prepare a report on executive officer compensation as required by the Securities and Exchange Commission (the “Commission”) under the Exchange Act to be included in the Company’s annual proxy statement or Annual Report on Form 10-K filed with the Commission.

12.	Review its Charter annually and undertake additional activities within the scope of its Charter as the Committee may from time to time determine.

13.	Act on behalf of the Board on compensation matters that require action between regularly scheduled Board meetings.

14.	Perform an annual self-assessment of the Committee’s performance.

B-2

APPENDIX C

IMMUNOMEDICS, INC.

AMENDED AND RESTATED CHARTER

OF THE GOVERNANCE AND NOMINATING COMMITTEE

I.	Purpose

The Governance and Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Immunomedics, Inc. (the “Company”) to:

•

With the assistance of management, assure that the Board and the Company maintain a standard of corporate governance that conforms to the rules and regulations of the Securities and Exchange Commission and the NASDAQ Global Market;

•

Review and provide advice and guidance with respect to the Company’s corporate governance guidelines and other policies and procedures relating to corporate governance developed by management in consultation with legal counsel and recommend approval, as applicable, by the Board;

•

Review the Company’s existing corporate governance guidelines, policies and procedures, and periodically review legal and other developments relating to such guidelines, policies and procedures in consultation with the Audit Committee and legal counsel as appropriate;

•	Lead the Board in its annual review of the Board’s and its committees’ performance;

•	Identify qualified individuals to become Board members, and recommend to the Board the director nominees for the next annual meeting of stockholders;

•	Recommend nominees for each committee of the Board; and

•

Review the recommendations made by the CEO of individuals to serve in the senior executive officer positions of the Company, in consultation with the Compensation Committee as necessary or appropriate, and make recommendations to the Board.

II.	Membership

The Committee shall consist of at least two of the members of the Board. All of the members of the Committee shall be independent (as determined by the Board acting with the advice of legal counsel) in accordance with the rules of the NASDAQ Global Market. The Board shall appoint the members of the Committee, each of whom shall serve on the Committee until the earlier of such member’s (i) removal by the Board or (ii) death or resignation. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee deems appropriate, provided any such subcommittee is composed entirely of independent directors as defined under the then-current listing standards of the NASDAQ Global Market. The subcommittee may consist of one independent director. The Board shall designate a member of the Committee to serve as the Committee’s Chair.

III.	Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities or as otherwise required by the Board. A majority of the members of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee. The act of a majority of the Committee members present at a meeting shall be the act of the Committee. Members of the Committee may participate in a meeting by means of a conference telephone or similar communications equipment provided that all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

The Chair of the Committee or any two members of the Committee (if there are at least two members of the Committee at such time) may fix the time and place of the Committee’s meeting, unless the Board shall otherwise provide. In the absence of any member of the Committee, the Committee’s members who are present at any meeting of the Committee, whether or not they constitute a quorum, may appoint another director to act in the place of the Committee member who is not present at such meeting, provided that the Board determines that such other director is an independent director in accordance with applicable law, the then-current rules of the NASDAQ Global Market and this Charter.

IV.	Authority and Responsibilities

Corporate Governance:

The Committee shall:

•	Receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year;

•

Recommend policies on Board composition, such as the size of the Board, the desired mix of senior executives, persons with a significant relationship to the senior executives and persons without such a relationship, and the desired areas of expertise and levels of experience to be required of the Company’s independent directors;

•

Review key personnel and management succession plans, including a review of the qualifications for and candidates to fill vacancies in senior executive offices of the Company (as recommended by management);

•

Review and reassess, as necessary, the adequacy of the Company’s corporate governance guidelines and other policies and procedures relating to corporate governance, as developed and prepared by management or recommended by legal counsel, and make recommendations to the Board regarding implementation and modification of such guidelines, policies and procedures;

•	Review and recommend to the Board for approval the Company’s Code of Business Conduct;

•	In consultation with the Compensation Committee of the Board, advise on changes in Board compensation;

•	Review the direct and indirect relationships of members of the Board with the Company or its management and assisting the Board with its determination of the independence of its members;

•	Make recommendations on the structure of Board meetings; and

•	Review the functions of the Company’s senior executives and make recommendations on changes.

Nominating:

The Committee shall:

•

Establish and periodically review the criteria and qualifications for membership on the Board, including the diversity of the professional experience, education and skills, as well as diversity of origin, for Board members and prospective nominees and, in consultation with legal counsel, ensure the proper disclosure of such criteria and qualifications and considerations of diversity in the Company’s annual proxy statement;

•

Review the qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors, of and recommend to the Board nominees for election to the Board at each annual meeting of stockholders and fill vacancies on the Board;

•

Establish policies and procedures for stockholders to introduce and recommend to the Board nominees for election as directors, including the appropriate public disclosure of such policies and procedures, review timely nominations for election of directors received from stockholders and ensure that such stockholders are advised of any final action taken by the Board with respect thereto;

•	Recommend to the Board the composition of each committee of the Board, including recommendations for the Chair of each committee;

•	Have the sole authority to retain and terminate any search firm to be used to identify director candidates and have the sole authority to approve the search firm’s fees and other retention terms; and

•	Have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

General:

The Committee shall:

•	Make regular reports to the Board concerning the Committee’s activities;

•	Annually review its own performance; and

•	With the assistance of legal counsel as appropriate, review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

December 7, 2011

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS

SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	Proposal to elect the nominees listed below as the Directors of the Company.			2.	Proposal to approve the executive compensation of our named executive officers.		☐	☐	☐
NOMINEES:	FOR	AGAINST	ABSTAIN			1 Year	2 Years	3 Years	ABSTAIN
° David M. Goldenberg ° Cynthia L. Sullivan ° Morton Coleman ° Brian A. Markison ° Mary E. Paetzold ° Don C. Stark ° Kenneth J. Zuerblis	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	3. 4.

Advisory vote on the frequency
of the advisory vote on
executive compensation.

Proposal to ratify the
appointment of Ernst & Young
LLP as the Company’s
independent registered public
accounting firm for the fiscal
year ending June 30, 2012.

						☐	☐ FOR ☐	☐ AGAINST ☐	☐ ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR Proposal 2, FOR the 3 year option in Proposal 3 and FOR Proposal 4.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	I/we plan to attend the 2011 Annual Meeting ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMMUNOMEDICS, INC.

300 THE AMERICAN ROAD

MORRIS PLAINS, NEW JERSEY 07950

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 7, 2011

IMMUNOMEDICS, INC., BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to theses shares, hereby acknowledges receipt of the Notice and Proxy Statement dated October 27, 2011, in connection with the 2011 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, December 7, 2011, at the offices of Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, and hereby appoints Cynthia L. Sullivan and Gerard G. Gorman, and each of them (with full power to act alone), the proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Immunomedics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders, and at any adjournment or postponement of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR the advisory vote on executive compensation (Proposal 2), FOR every three years as the frequency for the advisory vote on executive compensation (Proposal 3) and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012 (Proposal 4).

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

December 7, 2011

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

-  OR  -

TELEPHONE - Call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER
- OR -
INTERNET - Access “www.proxyvote.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER

You may enter your voting instructions at www.proxyvote.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	Proposal to elect the nominees listed below as the Directors of the Company.			2.	Proposal to approve the executive compensation of our named executive officers.		☐	☐	☐
NOMINEES:	FOR	AGAINST	ABSTAIN			1 Year	2 Years	3 Years	ABSTAIN
° David M. Goldenberg ° Cynthia L. Sullivan ° Morton Coleman ° Brian A. Markison ° Mary E. Paetzold ° Don C. Stark ° Kenneth J. Zuerblis	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	3. 4.

Advisory vote on the
frequency of the advisory
vote on executive
compensation.

Proposal to ratify the
appointment of Ernst &
Young LLP as the
Company’s independent
registered public accounting
firm for the fiscal year
ending June 30, 2012.

						☐	☐ FOR ☐	☐ AGAINST ☐	☐ ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	I/we plan to attend the 2011 Annual Meeting ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.